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                             REIMBURSEMENT AGREEMENT

                                      among

                              WILLIAMS-SONOMA, INC.

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                            as administrative agent,


                                       and


                             the BANKS party hereto






                                   dated as of
                                  July 11, 2001




================================================================================

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                    Sole Lead Arranger and Sole Book Manager

                             [BANK OF AMERICA LOGO]

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION OF THIS AGREEMENT ........................................     1
       Section 1.1   Definitions ....................................................     1
       Section 1.2   Other Interpretive Provisions ..................................    15
       Section 1.3   Accounting Terms and Determinations ............................    16
       Section 1.4   Time of Day ....................................................    17

ARTICLE 2 - Credit Facility .........................................................    17
       Section 2.1   The Letter of Credit Commitment ................................    17
       Section 2.2   Requesting Letter of Credit Actions ............................    17
       Section 2.3   Reimbursement of Payments Under Letters of Credit ..............    17
       Section 2.4   Funding by Banks When Agent Not Reimbursed .....................    18
       Section 2.5   Nature of Banks' Funding .......................................    18
       Section 2.6   Special Provisions Relating to Evergreen Letters of Credit .....    18
       Section 2.7   Obligations Absolute ...........................................    18
       Section 2.8   Role of the Agent ..............................................    20
       Section 2.9   Applicability of ISP98 and UCP .................................    20
       Section 2.10  Letter of Credit Fees and Expenses .............................    21
       Section 2.11  Existing Letters of Credit .....................................    21
       Section 2.12  Termination ....................................................    21

ARTICLE 3 - Administrative Matters ..................................................    22
       Section 3.1   Sharing of Payments ............................................    22
       Section 3.2   Non Receipt of Funds by the Agent ..............................    22
       Section 3.3   Taxes ..........................................................    23

ARTICLE 4 - Guaranties ..............................................................    24
       Section 4.1   Guaranties .....................................................    24
       Section 4.2   New Guarantors .................................................    24

ARTICLE 5 - Conditions Precedent ....................................................    25
       Section 5.1   Initial Letter of Credit Action ................................    25
       Section 5.2   All Letter of Credit Actions ...................................    27

ARTICLE 6 - Representations and Warranties ..........................................    28
       Section 6.1   Existence, Power and Authority .................................    28
       Section 6.2   Financial Condition ............................................    28
       Section 6.3   Corporate and Similar Action; No Breach ........................    29
       Section 6.4   Operation of Business ..........................................    29
       Section 6.5   Litigation and Judgments .......................................    29
       Section 6.6   Rights in Properties; Liens ....................................    29
       Section 6.7   Enforceability .................................................    29
       Section 6.8   Approvals ......................................................    30
       Section 6.9   Debt ...........................................................    30

       Section 6.10  Taxes ........................................................................    30
       Section 6.11  Margin Securities ............................................................    30
       Section 6.12  ERISA ........................................................................    30
       Section 6.13  Disclosure ...................................................................    31
       Section 6.14  Subsidiaries; Capitalization .................................................    31
       Section 6.15  Material Agreements ..........................................................    31
       Section 6.16  Compliance with Laws .........................................................    31
       Section 6.17  Investment Company Act .......................................................    31
       Section 6.18  Public Utility Holding Company Act ...........................................    31
       Section 6.19  Environmental Matters ........................................................    32
       Section 6.20  Broker's Fees ................................................................    33
       Section 6.21  Employee Matters .............................................................    33
       Section 6.22  Solvency .....................................................................    33

ARTICLE 7 - Affirmative Covenants .................................................................    33
       Section 7.1   Reporting Requirements .......................................................    33
       Section 7.2   Maintenance of Existence; Conduct of Business ................................    36
       Section 7.3   Maintenance of Properties ....................................................    36
       Section 7.4   Taxes and Claims .............................................................    36
       Section 7.5   Insurance ....................................................................    36
       Section 7.6   Inspection Rights ............................................................    37
       Section 7.7   Keeping Books and Records ....................................................    37
       Section 7.8   Compliance with Laws .........................................................    37
       Section 7.9   Compliance with Agreements ...................................................    38
       Section 7.10  Further Assurances ...........................................................    38
       Section 7.11  ERISA ........................................................................    38

ARTICLE 8 - Negative Covenants ....................................................................    38
       Section 8.1   Debt .........................................................................    38
       Section 8.2   Mergers, Etc. ................................................................    40
       Section 8.3   Restricted Payments ..........................................................    40
       Section 8.4   Investments ..................................................................    40
       Section 8.5   Limitation on Issuance of Capital Stock of Subsidiaries ......................    42
       Section 8.6   Transactions with Affiliates .................................................    42
       Section 8.7   Lines of Business ............................................................    42
       Section 8.8   Limitations on Restrictions Affecting the Parent and its Subsidiaries.........    42
       Section 8.9   Environmental Protection .....................................................    43
       Section 8.10  ERISA ........................................................................    43

ARTICLE 9 - Financial Covenants ...................................................................    43
       Section 9.1   Leverage Ratio ...............................................................    43
       Section 9.2   Fixed Charge Coverage Ratio ..................................................    44
       Section 9.3   Minimum Tangible Net Worth ...................................................    44
       Section 9.4   Capital Expenditures .........................................................    44

ARTICLE 10 - Default .....................................................................    45
       Section 10.1  Events of Default ...................................................    45
       Section 10.2  Remedies ............................................................    47
       Section 10.3  Performance by the Agent ............................................    48
       Section 10.4  Set-off .............................................................    48
       Section 10.5  Continuance of Default ..............................................    49

ARTICLE 11 - The Agent ...................................................................    49
       Section 11.1  Appointment and Authorization of the Agent ..........................    49
       Section 11.2  Delegation of Duties ................................................    49
       Section 11.3  Liability of the Agent ..............................................    49
       Section 11.4  Reliance by the Agent ...............................................    50
       Section 11.5  Notice of Default ...................................................    50
       Section 11.6  Credit Decision; Disclosure of Information by the Agent .............    50
       Section 11.7  Indemnification of the Agent ........................................    51
       Section 11.8  The Agent in Individual Capacity ....................................    51
       Section 11.9  Resignation of the Agent ............................................    52

ARTICLE 12 - Miscellaneous ...............................................................    52
       Section 12.1 Expenses .............................................................    52
       Section 12.2 Indemnity by the Parent ..............................................    53
       Section 12.3 Limitation of Liability ..............................................    53
       Section 12.4 No Duty ..............................................................    53
       Section 12.5 No Fiduciary Relationship ............................................    53
       Section 12.6 Equitable Relief .....................................................    54
       Section 12.7 No Waiver; Cumulative Remedies .......................................    54
       Section 12.8 Binding Effect; Successors; Assignment ...............................    54
       Section 12.9 Survival .............................................................    56
       Section 12.10 Entire Agreement ....................................................    56
       Section 12.11 Amendments and Waivers ..............................................    56
       Section 12.12 Maximum Interest Rate ...............................................    57
       Section 12.13 Notices .............................................................    57
       Section 12.14 Governing Law; Venue; Service of Process ............................    58
       Section 12.15 Counterparts ........................................................    58
       Section 12.16 Severability ........................................................    58
       Section 12.17 Headings ............................................................    58
       Section 12.18 Construction ........................................................    58
       Section 12.19 Independence of Covenants ...........................................    59
       Section 12.20 Waiver of Jury Trial ................................................    58
       Section 12.21 Confidentiality .....................................................    59
       Section 12.22 Foreign Banks .......................................................    60

                                INDEX TO EXHIBITS

EXHIBIT A            Form of Assignment and Acceptance
EXHIBIT B            Form of Compliance Certificate
EXHIBIT C            Form of Subsidiary Guaranty
EXHIBIT D            Form of Joinder Agreement

                               INDEX TO SCHEDULES

Schedule 1.1         Existing Letters of Credit
Schedule 5.1         Governmental Certificates
Schedule 5.2         Governmental Restrictions
Schedule 6.4         Operation of Business
Schedule 6.5         Litigation and Judgments
Schedule 6.9         Debt
Schedule 6.10        Taxes
Schedule 6.12        ERISA Matters
Schedule 6.14        Subsidiaries; Capitalization
Schedule 6.15        Material Agreements
Schedule 6.19        Environmental Matters
Schedule 6.20        Broker's Fees
Schedule 6.21        Employee Matters
Schedule 8.4         Investments
Schedule 12.13       Addresses for Notices

                             REIMBURSEMENT AGREEMENT

        THIS REIMBURSEMENT AGREEMENT, dated as of July 11, 2001, is among WILLIAMS-SONOMA, INC., a corporation duly organized and validly existing under the laws of the State of California (the "Parent"), each of the banks or other lending institutions which is (or which may from time to time become) a party hereto or any successor or assignee thereof pursuant to Section 12.8(b) (individually, a "Bank" and, collectively, the "Banks"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in its capacity as administrative agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

        A. The Parent has requested that the Banks extend a $100,000,000 unsecured credit facility to the Parent for the issuance of commercial and standby letters of credit.

        B. The Banks are willing to extend such credit facility to the Parent upon the terms and conditions set forth in this Agreement and the other Transaction Documents.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

        Section 1.1 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10.0%) or more of any class of Capital Stock of such Person; or (c) ten percent (10.0%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Parent or any Subsidiary of the Parent.

        "Agent" has the meaning specified in the introductory paragraph of this Agreement.

        "Agent-Related Persons" means the Agent (including any successor administrative agent), each of the Agent's Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of such Persons and Affiliates.



REIMBURSEMENT AGREEMENT - Page 1

        "Agreement" means this Reimbursement Agreement, as it may be amended, restated, or otherwise modified.

        "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including, without limitation, any sale/lease-back arrangement), lease, assignment, transfer, or other voluntary disposition of any asset of such Person (including, without limitation, the sale or other disposition of any Capital Stock of any Subsidiary of such Person, but excluding any transaction among any of the Parent and any Guarantor or any Subsidiary that concurrently therewith becomes a Guarantor) other than (a) sales of inventory in the ordinary course of business, (b) asset dispositions which constitute an Investment permitted by Section 8.4, (c) Permitted Sale-Leasebacks, and (d) sales of equipment that is obsolete or no longer useful in the business of such Person for an amount not in excess of $10,000,000.

        "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit A, entered into by a Bank and an Eligible Assignee pursuant to Section 12.8(b) and accepted by the Parent (if required) and the Agent.

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

        "Bank" has the meaning specified in the introductory paragraph of this Agreement.

        "Bank of America" means Bank of America, National Association, and its successors and assigns.

        "Bankruptcy Code" has the meaning specified in Section 10.1(e).

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and
(b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of Washington.

        "Capital Expenditures" means, for any period, all expenditures of the Parent and its Subsidiaries which are classified as capital expenditures in accordance with GAAP, including, without limitation, the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

        "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" means corporate stock and any and all shares, partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities (excluding debt securities), or other equivalent evidences (however designated) of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, or other type of entity).

        "Change of Control" means, with respect to any Person, an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary, or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50.0%) or more of the membership interests of such Person; or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clause (i) and clause
(ii) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" means the date of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

        "Commitment" means, as to each Bank, the obligation of such Bank to reimburse the Agent for amounts drawn under Letters of Credit in an aggregate undrawn face amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by such Bank) under the heading "Commitment". The aggregate amount of the Commitments equals one hundred million Dollars ($100,000,000).

        "Commitment Percentage" means, with respect to each Bank, the percentage equivalent (carried to nine (9) decimal places) of a fraction, the numerator of which is the aggregate amount of the Commitment of such Bank and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

        "Compliance Certificate" means a certificate in substantially the form of Exhibit B, properly completed and executed by the chief financial officer or Vice President, Finance of the Parent.

        "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of August 23, 2000, among the Parent, Bank of America (as administrative agent), and the "Lenders" (as defined therein), as such agreement may be amended, restated, or otherwise modified from time to time.

        "Debt" means, with respect to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP; (d) all Capital Lease Obligations of such Person; (e) Guarantees by such Person of indebtedness, liabilities, or obligations of the kinds described in the clauses (a), (b), (c), (d), (f), (g),
(h), (i), (j), (k), and (l) of this definition; (f) all indebtedness, liabilities, and obligations of the types described in the foregoing clauses (a) through (e) secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities, and obligations secured thereby have been assumed by such Person or are non-recourse to such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the Property encumbered, as determined by the Agent in its discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); (i) all vested obligations of such Person for the payment of money under any earn-out, noncompete, consulting, or similar arrangements providing for the deferred payment of the purchase price for any property to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person; (j) all obligations of such Person to redeem or retire shares of Capital Stock of such Person; (k) all indebtedness, liabilities, and obligations of such Person under any Hedge Agreement; and (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

        "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

        "Default Rate" means, in respect of any amount payable by the Parent under any Transaction Document, a rate per annum equal to the sum of two percent (2.00%), plus the Base Rate.

        "Dollars" and "$" mean lawful money of the U.S.

        "EBITDAR" means, for any period, the total of the following calculated for the Parent, without duplication, on a consolidated basis for such period:
(a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income; plus
(c) Interest Expense to the extent included in the determination of Net Income; plus (d) amortization and depreciation expense to the extent included in the determination of Net Income; plus (e) other non-cash, non-recurring charges to the extent included in the determination of Net Income; minus (f) other non-recurring gains to the extent included in the determination of Net Income; plus (g) all lease and rent expense for any real Property or personal Property to the extent included in the determination of Net Income.

        "Eligible Assignee" means (a) a financial institution organized under the laws of the U.S., or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the U.S., (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary, (d) another Bank,
(e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, and lease financing companies, or (f) other lenders or institutional investors consented to in writing in advance by the Agent and the Parent. Neither the Parent nor any Affiliate of the Parent shall be an Eligible Assignee. Without the Parent's written consent, no Person whose non-lending businesses compete with those of the Parent and its Subsidiaries shall be an Eligible Assignee.

        "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements regulating health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

        "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal or civil statute, including, without limitation, any Environmental Law, Permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions, or the Release or threatened Release of a Hazardous Material into the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

        "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Parent or any Subsidiary of the Parent or is under common control (within the meaning of Section 414(c) of the Code) with the Parent or any Subsidiary of the Parent.

        "Event of Default" has the meaning specified in Section 10.1.

        "Existing Letters of Credit" means those letters of credit issued under the Original Agreement and outstanding on the Closing Date, as such letters of credit may be listed on Schedule 1.1.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

        "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter each of which is approximately one calendar month in duration. There are twelve (12) Fiscal Periods in a Fiscal Year.

        "Fiscal Quarters" means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Sunday of the thirteenth (or fourteenth, if applicable) week in such quarter.

        "Fiscal Year" means the Parent's fiscal year for financial accounting purposes beginning on the Monday following the Sunday nearest January 31 of each year and ending on the Sunday nearest January 31 of the following year. The current Fiscal Year of the Parent will end on February 2, 2002.

        "Fixed Charge Coverage Ratio" means, for any period and determined on a consolidated basis for the Parent and its Subsidiaries, the ratio of (a) EBITDAR for such period to (b) the sum of each of the following for such period (i) Interest Expense to the extent included in the determination of Net Income, plus
(ii) lease and rent expense for any real Property or personal Property, plus
(iii) scheduled principal payments on long term Debt (including Capital Leases) arising during such period.

        "Foreign Bank" means any Bank that is a "foreign corporation, partnership, or trust" within the meaning of the Code.

        "Funded Debt" means, with respect to any Person (the "subject Person") at any time (without duplication): (a) Debt described in clauses (a), (b), (c),
(d), (f), (g) other than Debt consisting of Undrawn Letters of Credit, and (j) of the definition of Debt; and (b) Guarantees by the subject Person of Funded Debt (as described in clause (a) preceding) of any other Person.

        "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

        "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial, township, or other political subdivision thereof, and any department, commission, board, court, agency, or other instrumentality or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

        "Guarantee" means any indebtedness, liability, or obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for any Debt or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be equal to the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Parent and the Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person who is or becomes a party to any Guaranty of the Obligations or any part thereof, including each Subsidiary of the Parent who is a party to the Subsidiary Guaranty pursuant to the terms of Article 4.

        "Guaranty" means the Subsidiary Guaranty or any other guaranty agreement executed and delivered by a Person in favor of the Agent, for the benefit of the Agent and the Banks, and any and all amendments, restatements, or other modifications thereof, and "Guaranties" means all of such agreements, collectively.

        "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent, or material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

        "Hedge Agreement" means any agreement, device, or arrangement designed to protect a Person from the fluctuations of interest rates, exchange rates, or forward rates applicable to its assets, liabilities, or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any cancellation, buy-back, reversal, termination, or assignment of any of the foregoing.

        "Indemnified Liabilities" has the meaning specified in Section 12.2.

        "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings, or royalty rights.

        "Interest Expense" means, for any period and for any Person, the sum of
(a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) interest expenses paid under Hedge Agreements during such period, minus (c) interest payments received under Hedge Agreements during such period.

        "Investments" has the meaning specified in Section 8.4.

        "Joinder Agreement" means an agreement to be executed by a Person pursuant to the terms of Section 4.2, in substantially the form of Exhibit D.

        "Letter of Credit" means any letter of credit issued or outstanding hereunder. A Letter of Credit may be a standby or commercial letter of credit and may be issued by the Agent for the account of the Parent or, upon the Parent's request, for the account of any Subsidiary of the Parent.

        "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification, or other action relating to a Letter of Credit.

        "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in use by the Agent.

        "Letter of Credit Cash Collateral Account" means a blocked deposit account maintained by the Parent with the Agent in which the Parent hereby grants a security interest to the Agent as security for Letter of Credit Usage and with respect to which the Parent agrees to execute and deliver from time to time such documentation as the Agent may reasonably request to further assure and confirm such security interest.

        "Letter of Credit Expiration Date" means the date which is twelve (12) months after the Maturity Date.

        "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit, plus the aggregate amount of all drawings under the Letters of Credit which as of such date remain not reimbursed by the Parent.

        "Leverage Ratio" means, as of any period end and determined on a consolidated basis for the Parent and its Subsidiaries, the ratio of (a) Total Adjusted Funded Debt to (b) EBITDAR.

        "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

        "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition, prospects, performance, or operations of the Parent individually or the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent individually or the Parent and its Subsidiaries taken as a whole to pay and perform the obligations for which it or they, as applicable, are responsible when due, or (c) the validity or enforceability of (i) any of the Transaction Documents or (ii) the rights and remedies of the Agent or the Banks under any of the Transaction Documents.

        "Maturity Date" means the day which is the first anniversary of the Closing Date.

        "Maximum Rate" has the meaning specified in Section 12.12.

        "Minimum Amount" means, with respect to any Letter of Credit Action, a face amount equal to $5,000.

        "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Parent or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

        "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding the income of any other Person (other than Subsidiaries) in which such Person or any Subsidiary of such Person has an ownership interest, unless received by such Person or a Subsidiary of such Person in a cash distribution.

        "Net Proceeds" means (a) in connection with any disposition of Property of the Parent or any of its Subsidiaries, the cash proceeds received by such Person from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (i) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the Property disposed of and (b) in connection with issuance of any Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, placement, underwriting, or arrangement fees, and other customary fees and expenses) actually paid.

        "Note Agreement" means that certain Note Agreement Re: $40,000,000 7.20% Senior Notes Due August 8, 2005, dated as of August 1, 1995, entered into by the Parent and the "Purchasers" party thereto and each other agreement, document, or instrument entered into or delivered in connection therewith, as such agreements, documents, and instruments may be amended, restated, or otherwise modified from time to time.

        "Obligations" means any and all obligations, indebtedness, and liabilities of the Parent to the Agent and the Banks, or any of them, arising pursuant to this Agreement or any other Transaction Document, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Parent to repay amounts funded under any Letter of Credit, interest on amounts funded under any Letter of Credit, and all fees, costs, and expenses (including, without limitation, Attorney Costs) provided for in the Transaction Documents.

        "Original Agreement" means that certain Letter of Credit Agreement, dated June 1, 1997, between the Parent and Bank of America, as amended.

        "Other Taxes" has the meaning specified in Section 3.3(b).

        "Parent" has the meaning specified in the introductory paragraph of this Agreement.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "Permit" means any permit, certificate, approval, order, license, or other authorization.

        "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of Property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

                (a) No Default; Certificate of Compliance. Both before and after giving effect to such acquisition, no Default exists or will exist or would result therefrom, and, not less than five (5) Business Days prior to the date of such acquisition, the Parent shall provide the Agent and the Banks with a certificate duly executed by the chief financial officer or Vice President, Finance of the Parent which represents and warrants pro forma compliance with each of the terms and covenants of this Agreement as of the date of and after giving effect to such acquisition;

                (b) Consideration. The purchase price to be paid by the Parent or its applicable Subsidiary in connection with any such acquisition shall not (i) with respect to cash consideration paid (whether classified as purchase price, noncompete payments, or otherwise and without regard to whether such amount is paid at closing or paid over time and the Dollar value of all other assets, including Capital Stock of the Parent, to be transferred by the purchaser in connection with such acquisition to the seller or sellers, all valued in accordance with the applicable agreement entered into between the Target and/or the seller and the purchaser) and the amount of any Debt incurred, assumed, or acquired by the Parent or a Subsidiary of the Parent in connection with such acquisition, exceed fifteen percent (15.0%) of the Parent's Tangible Net Worth at the time of such acquisition, (ii) with respect to consideration paid in Capital Stock of the Parent or any Subsidiary of the Parent, exceed twenty percent (20.0%) of the Parent's Tangible Net Worth at the time of such acquisition, or (iii) with respect to acquisitions for a combination of cash and non-cash consideration exceed the limits set forth in clause (i) and clause (ii), preceding respectively, and the purchase price to be paid by the Parent or its applicable Subsidiary in connection with all such acquisitions shall not exceed $100,000,000 in the aggregate whether paid in cash, constituting Debt incurred, assumed, or acquired, or paid in Capital Stock of the Parent or any Subsidiary of the Parent;

                (c) Diligence. The Parent has completed due diligence to its satisfaction on the Target or the Property to be acquired and has provided the Agent and the Banks with copies of all agreements and information (including, without limitation, due diligence materials) entered into or received by the Parent or requested by the Agent or any Bank, as the Agent or any Bank may reasonably request;

                (d) Structure. If the proposed acquisition is an acquisition of the Capital Stock of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Subsidiary; and, if the proposed acquisition is an acquisition of assets, the acquisition will be structured so that the Parent or a Wholly-Owned Subsidiary shall acquire such assets;

                (e) Material Adverse Effect. Neither the Parent nor any of its Subsidiaries shall, as a result of or in connection with any such acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

                (f) Lines of Business. The Target shall be engaged in substantially the same line or lines of business, or a business reasonably related or complementary thereto, as the Parent and its Subsidiaries.

        "Permitted Liens" means any Liens permitted under the Credit Agreement.

        "Permitted Sale-Leaseback" means a transaction designed to reduce state tax liability whereby the Parent or one of its Subsidiaries sells Property to another Person which finances the purchase price of such Property by selling notes to, or otherwise borrowing from, the Parent or one of its Subsidiaries and leases such Property to the seller in an operating lease transaction.

        "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

        "Plan" means any employee benefit plan established or maintained by the Parent or any ERISA Affiliate and which is subject to Title IV of ERISA.

        "Principal Office" means the office of the Agent, located at WA1-501-37-20, 800 Fifth Avenue, Floor 37, Seattle, Washington 98104.

        "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

        "Projections" means the Parent's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all materially consistent with the Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        "Property" means, for any Person, property or assets of all kinds, real, personal, or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

        "Register" has the meaning specified in Section 12.8(e).

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

        "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or from Property owned or leased by such Person, including, without limitation, the migration of Hazardous Materials through or in the air, soil, surface water, ground water, or property, in violation of Environmental Laws.

        "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

        "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

        "Required Banks" means any combination of Banks having more than fifty percent (50.0%) of the sum of the Commitments.

        "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

        "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Subsidiary" means, (a) when used to determine the relationship of a Person (the "parent") to another Person, a Person (the "subsidiary") of which an aggregate of more than fifty percent (50.0%) or more of the Capital Stock is owned of record or beneficially by the parent, or by one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of the subsidiary, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of the subsidiary, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to the parent, any corporation, trade, or business (whether or not incorporated) which is under common control with the parent and is treated as a single employer with the parent under Section 414(b) or Section 414(c) of the Code and the regulations thereunder.

        "Subsidiary Guarantor" means a Subsidiary of the Parent which is a Guarantor hereunder.

        "Subsidiary Guaranty" means a guaranty agreement executed and delivered by a Subsidiary of the Parent in favor of the Agent, for the benefit of the Agent and the Banks, in substantially the form of Exhibit C, as such guaranty agreement may be amended, restated, or otherwise modified from time to time.

        "Tangible Net Worth" means the Parent's (a) shareholder's equity (including, without limitation, Capital Stock, additional paid-in capital, and retained earnings) minus (b) all intangible assets, each as determined in accordance with GAAP.

        "Target" means the Person who is to be acquired or whose assets are to be acquired by the Parent or a Wholly-Owned Subsidiary in connection with a Permitted Acquisition.

        "Taxes" has the meaning specified in Section 3.3.

        "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

        "Total Adjusted Funded Debt" means, as of any date of determination, with respect to the Parent and its Subsidiaries, (a) the average outstanding principal balance of all Funded Debt of such Persons as of the end of each of the immediately preceding twelve (12) Fiscal Periods, plus (b) without duplication, all lease and rent expense for any real Property for the preceding four (4) Fiscal Quarters multiplied by eight (8), plus (c) without duplication, all lease and rent expense for any personal Property for the preceding four (4) Fiscal Quarters multiplied by three (3).

        "Transaction Documents" means this Agreement, each Letter of Credit Application, the Subsidiary Guaranty, any Joinder Agreement, and all other agreements, documents, and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof (excluding any commitment letter, term sheet, or other agreement entered into prior to the Closing Date).

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

        "Undrawn Letter of Credit" means any outstanding standby or commercial letter of credit issued for the account of the Parent or any Subsidiary of the Parent under which (a) a drawing for payment has not been made by the beneficiary, (b) a drawing for payment has been made by the beneficiary and was timely paid by the Parent or such Subsidiary in accordance with the terms thereof and a balance remains undrawn pursuant to the terms thereof, or (c) a drawing has been made and remains unpaid by the Parent or such Subsidiary and such drawing has been outstanding for a period not in excess of three (3) Business Days.

        "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

        "U.S." means the United States of America.

        "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

        "Wholly-Owned Subsidiary" means any Subsidiary of the Parent that is owned 100% by the Parent and/or a Subsidiary of the Parent.

        Section 1.2 Other Interpretive Provisions.

                (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) (i) The words "hereof", "herein", "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Exhibit, Section, and Schedule references pertain to Articles, Exhibits, Sections, and Schedules of this Agreement.

                        (ii) The term "including" is not limiting and means
                "including without limitation."

                        (iii) In the computation of periods of time from a
                specified date to a later specified date, the word "from" means "from and including"; the words "to" and

                "until" each mean "to but excluding", and the word "through" means "to and including."

                (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

                (d) This Agreement and other Transaction Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or any Bank by way of consent, approval, or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                (e) Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

        Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 6.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 6.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Parent with its obligations under this Agreement, the Parent will not, nor will it permit any of its Subsidiaries to, change the manner in which either the last day of its Fiscal Year or the last day of each of the first three Fiscal Quarters of its Fiscal Year is determined without the prior written consent of the Required Banks. In the event any changes in accounting principles required by GAAP, recommended by the Parent's or any of its Subsidiaries's certified public accountants, or requested by the Parent (or that the Parent otherwise requests and the Agent and the Required Banks agree to accept, such agreement not unreasonably to be denied) and implemented by the Parent or any of its Subsidiaries occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Parent, the Agent, and the Required Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Parent, the Agent, and the Required Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

        Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to San Francisco, California time.

                                    ARTICLE 2

                                 Credit Facility

        Section 2.1 The Letter of Credit Commitment. Subject to the terms and conditions set forth in this Agreement, (a) from the Closing Date through and including the Maturity Date, the Agent shall issue Letters of Credit as the Parent may from time to time request and (b) from the Closing Date through and including the Letter of Credit Expiration Date, the Agent shall take such other Letter of Credit Actions as the Parent may from time to time request; provided, however, that the Letter of Credit Usage shall not exceed the aggregate amount of the Commitments at any time. Subject to Section 2.6 and unless consented to by the Agent and the Required Banks, no Letter of Credit may have an expiration date more than twelve (12) months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall have an expiration date after the Letter of Credit Expiration Date. Notwithstanding the foregoing, if any Letter of Credit remains outstanding after the Letter of Credit Expiration Date, the Parent shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

        Section 2.2 Requesting Letter of Credit Actions. The Parent may irrevocably request a Letter of Credit Action in a Minimum Amount therefor in U.S. Dollars by delivering a Letter of Credit Application therefor to the Agent by notice delivered in accordance with Section 12.13 (a) with respect to the initial issuance of any Letter of Credit, not later than three (3) Business Days prior to the effective date of such issuance and (b) with respect to any Letter of Credit Action not included in clause (a) preceding, by 10:00 a.m. (San Francisco, California time) on the day of the requested Letter of Credit Action. Each request for any Letter of Credit Action shall be in a form acceptable to the Agent in its sole discretion, including, without limitation, the current form of Letter of Credit Application in use by the Agent. The Agent shall, upon satisfaction of the applicable conditions set forth in Article 7, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of any Letter of Credit, each Bank shall be deemed to have purchased from the Agent a risk participation therein in an amount equal to such Bank's Commitment Percentage of such Letter of Credit.

        Section 2.3 Reimbursement of Payments Under Letters of Credit. Promptly upon receiving notice of any drawing under a Letter of Credit, the Agent shall notify the Parent. Within one (1) Business Day of such notification from the Agent to the Parent, the Parent shall reimburse the Agent for any payment that the Agent makes under a Letter of Credit. The Agent may, but shall not be obligated to, withdraw the amount of any such payment which is not made when due from any account of the Parent maintained with the Agent.

        Section 2.4 Funding by Banks When Agent Not Reimbursed. If the Parent fails to make the payment required pursuant to Section 2.3 by 10:00 a.m. (San Francisco, California time) on the next Business Day, the Agent shall notify each Bank of its Commitment Percentage of such amount. Each Bank shall make funds in an amount equal to its Commitment Percentage of such amount available to the Agent at the Principal Office not later than 2:00 p.m. (San Francisco, California time) on the date of such drawing. The obligation of each Bank to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Parent to reimburse the Agent for the amount of any payment made by the Agent under any Letter of Credit, together with interest as provided herein.

        Section 2.5 Nature of Banks' Funding. If the Parent fails to reimburse the Agent for a drawing under a Letter of Credit, the funding by the Banks pursuant to Section 2.4 shall be deemed to be a funding by each Bank of its risk participation in such Letter of Credit, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of the Agent against the Parent in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Parent with respect to such claim. Any amounts made available by a Bank under its risk participation shall be payable by the Parent upon demand of the Agent, and shall bear interest at a rate per annum equal to the Default Rate.

        Section 2.6 Special Provisions Relating to Evergreen Letters of Credit. The Parent may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the Agent consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless the Required Banks have elected not to permit such extension or renewal, the Parent and the Banks shall be deemed to have authorized (but may not require) the Agent to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by the Agent, the Parent shall not be required to request such extension or renewal. The Agent may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

        Section 2.7 Obligations Absolute. The obligation of the Parent to pay to the Agent the amount of any payment made by the Agent under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Parent's obligation shall not be affected by any of the following circumstances:

                (a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                (b) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                (c) the existence of any claim, setoff, defense, or other rights which the Parent or any Subsidiary of the Parent may have at any time against the Agent or any Bank, any beneficiary of such Letter of Credit (or any Person for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto, or any unrelated transactions;

                (d) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                (e) payment by the Agent in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by the Agent under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or other applicable laws;

                (f) the existence, character, quality, quantity, condition, packing, value, or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                (g) the time, place, manner, order, or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature, and extent of any insurance relative thereto;

                (h) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                (i) any failure or delay in notice of shipments or arrival of any Property;

                (j) any error in the transmission of any message relating to such Letter of Credit not caused by the Agent, or any delay or interruption in any such message;

                (k) any error, neglect, or default of any correspondent of the Agent in connection with such Letter of Credit;

                (l) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions, or other causes beyond the control of the Agent;

                (m) so long as the Agent in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness, or legal effect of any contract or document referred to in any document submitted to the Agent in connection with such Letter of Credit; and

                (n) any other circumstances whatsoever where the Agent has acted in good faith.

In addition, the Parent will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with the Parent's instructions or other irregularity, the Parent will immediately notify the Agent in writing. The Parent shall be conclusively deemed to have waived any such claim against the Agent and its correspondents unless such notice is given as aforesaid.

        Section 2.8 Role of the Agent. Each Bank and the Parent agrees that, in paying any drawing under a Letter of Credit, the Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates, and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants, or assignees of the Agent shall be liable to any Bank for (a) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable, (b) any action taken or omitted in the absence of gross negligence or willful misconduct, or (c) the due execution, effectiveness, validity, or enforceability of any document or instrument related to any Letter of Credit. The Parent hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Parent's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants, or assignees of the Agent, shall be liable or responsible for any of the matters described in Section 2.7. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        Section 2.9 Applicability of ISP98 and UCP. Subject to applicable law, unless otherwise expressly agreed by the Agent and the Parent when a Letter of Credit is issued, performance under Letters of Credit by the Agent, its correspondents, and beneficiaries will be governed by (a) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, and (b) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

        Section 2.10 Letter of Credit Fees and Expenses. The Parent shall pay directly to the Agent for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made and such other fees as may be charged by the Agent in accordance with its customary operating practices in connection with any such Letter of Credit Action. Such fees and charges are nonrefundable.

        Section 2.11 Existing Letters of Credit. On and after the Closing Date, the Existing Letters of Credit and related payment obligations (a) shall be deemed to have been issued under, and the payment obligations in respect thereof shall be governed by and have the benefits of, this Agreement and the other Transaction Documents, provided that in the event any provision of any agreement between the Parent and Bank of America (in its capacity as the issuer under the Original Agreement) is inconsistent with this Agreement, the terms of this Agreement shall control and (b) shall be deemed included as a Letter of Credit under the terms of this Agreement. All amounts payable by the Parent in respect of each Existing Letter of Credit are hereby reaffirmed and continued in full force and effect. All obligations of the Parent for payment in respect of any obligations arising under any Existing Letter of Credit, as provided by the Original Agreement or any Letter of Credit Application delivered to Bank of America in connection therewith, are hereby renewed, continued, and reaffirmed under the terms of this Agreement and the other Transaction Documents.

        Section 2.12 Termination. The term of this Agreement shall end on the Letter of Credit Expiration Date. The Parent shall have the right to terminate this Agreement, without premium or penalty, at any time prior to the Letter of Credit Expiration Date by giving the other parties hereto written notice of such termination not less than thirty (30) days prior to such date of termination, provided that the Parent makes payment to the Agent of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account. To the extent any Bank provides to the Parent a separate facility for such Bank to issue letters of credit for the account of the Parent and its Subsidiaries, such Bank shall have the right to terminate its Commitment under this Agreement at any time prior to the Letter of Credit Expiration Date by giving the other parties hereto written notice of such termination not less than thirty (30) days prior to such date of termination, provided such termination shall be ineffective with respect to any Letter of Credit Usage outstanding on the effective date of such termination and such terminating Bank shall remain fully obligated under the terms of this Agreement with respect to any such outstanding Letter of Credit Usage, including, without limitation, such Bank's obligation to fund drawings as specified in Section 2.4. Upon the effective date of any Bank's termination of its Commitment hereunder, the aggregate Commitments shall be reduced to an amount equal to the aggregate amount of the Commitments of the remaining Banks, plus an amount equal to the amount of Letter of Credit Usage which the terminating Bank remains obligated to fund to the Agent pursuant to the terms hereof. With respect to any Letters of Credit outstanding on the effective date of any termination of a Bank's Commitment as provided herein, the Agent and the remaining Banks may, without the terminating Bank's consent, take any Letter of Credit Action with respect thereto other than any amendment of a Letter of Credit which increases the face amount thereof.

                                    ARTICLE 3

                             Administrative Matters

        Section 3.1 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Parent agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Parent.

        Section 3.2 Non Receipt of Funds by the Agent.

                (a) Unless the Parent or any Bank (as used in this Section, the "Payor") has notified the Agent prior to the date any payment to be made by the Payor is due, that the Payor does not intend to remit such payment, the Agent may, in its sole and absolute discretion, assume that the Payor has timely remitted such payment and the Agent may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Agent in immediately available funds, then:

                        (i) if the Parent failed to make such payment, each Bank
                shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                        (ii) if any Bank failed to make such payment, the Agent
                shall be entitled to recover such corresponding amount on demand from such Bank. The Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Parent to the date such corresponding amount is recovered by the Agent, from such Bank at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its

                Commitment or to prejudice any rights which the Agent may have against any Bank as a result of any default by such Bank hereunder.

                (b) The Commitments and other obligations of the Banks under any Transaction Document are several. The default by any Bank in making any amount available to the Agent hereunder in accordance with its Commitment shall not relieve the other Banks of their obligations under any Transaction Document. In the event of any default by any Bank in making any amount available to the Agent hereunder, each nondefaulting Bank shall be obligated to make its amount available to the Agent hereunder but shall not be obligated to advance the amount which the defaulting Bank was required make available hereunder. No Bank shall be responsible for any act or omission of any other Bank.

        Section 3.3 Taxes.

                (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by the Parent or any Guarantor to or for the account of any Bank or the Agent hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank or the Agent (as applicable), taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized, located, or doing business or any political subdivision thereof, and excluding in the case of any Foreign Bank taxes arising as a result of such Bank's failure to comply with Section 12.22 (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Parent or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any Transaction Document to any Bank or the Agent (as applicable), (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 3.3) such Bank or the Agent (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent or any Guarantor, as applicable, shall make such deductions,
        (iii) the Parent or any Guarantor, as applicable, shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Parent or any Guarantor, as applicable, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                (b) Stamp Taxes, Etc. In addition, the Parent agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Transaction Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Transaction Document ("Other Taxes").

                (c) Tax Indemnification. THE PARENT AGREES TO INDEMNIFY EACH BANK AND THE AGENT-RELATED PERSONS FOR THE FULL AMOUNT OF TAXES

        AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY "TAXES" OR "OTHER TAXES" IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 3.3) PAID BY SUCH BANK OR ANY AGENT-RELATED PERSON (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, OTHER THAN PENALTIES, ADDITIONS TO TAX, INTEREST, AND EXPENSES ARISING AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH BANK OR AGENT-RELATED PERSON AND ANY TAXES ARISING AS A RESULT OF THE FAILURE OF ANY FOREIGN BANK TO COMPLY WITH THE TERMS OF
        SECTION 12.22.

                                    ARTICLE 4

                                   Guaranties

        Section 4.1 Guaranties. Each Subsidiary of the Parent which at any time Guarantees the indebtedness, liabilities, and obligations of the Parent under the Credit Agreement shall guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty. Additionally, the Parent shall cause one or more of its other domestic Subsidiaries (if any) to Guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty as follows:
(a) in the event that any domestic Subsidiary of the Parent which is not a Guarantor has assets of a net book value in excess of $10,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters, beginning with the four (4) Fiscal Quarters ending April 29, 2001, in excess of $10,000,000 the Parent shall cause such domestic Subsidiary to become a Guarantor as provided by
Section 4.2 and (b) in the event that the Parent's domestic Subsidiaries which are not previously Guarantors hereunder have assets, in the aggregate for all such domestic Subsidiaries, of a net book value in excess of $75,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters, beginning with the four (4) Fiscal Quarters ending April 29, 2001, in excess of $75,000,000, the Parent shall cause one or more of such Subsidiaries to become Guarantors as provided by Section 4.2 with the effect that the assets and gross revenue of the remaining domestic Subsidiaries of the Parent which are not Guarantors hereunder do not exceed $75,000,000 as of such date.

        Section 4.2 New Guarantors. In the event that the Parent is required to cause one or more of its Subsidiaries to become Guarantors as set forth in
Section 4.1, such new Guarantor or Guarantors (as the case may be) shall, contemporaneously with the delivery of the financial statements required by
Section 7.1(a) and Section 7.1(b), execute and deliver to the Agent a Joinder Agreement pursuant to which each such Subsidiary of the Parent becomes a Guarantor under this Agreement and such other certificates and documentation, including the items otherwise required pursuant to Section 5.1, as the Agent may reasonably request.

                                    ARTICLE 5

                              Conditions Precedent

        Section 5.1 Initial Letter of Credit Action. The obligation of the Agent to take any Letter of Credit Action under this Agreement is subject to the following conditions precedent:

                (a) Deliveries. The Agent shall have received on or before the Closing Date and on or before the day of such Letter of Credit Action all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Agent and the
        Banks:

                        (i) Resolutions; Authority. For each of the Parent and
                the Guarantors, resolutions of its board of directors (or similar governing body) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Transaction Documents to which it is or is to be a party;

                        (ii) Incumbency Certificate. For each of the Parent and
                the Guarantors, a certificate of incumbency certified by the Secretary or an Assistant Secretary certifying the names of its officers (A) who are authorized to sign the Transaction Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representatives for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                        (iii) Governmental Certificates. For each of the Parent
                and the Guarantors, (A) certificates of the appropriate Governmental Authorities of the state of incorporation, formation, or organization as to its existence and, to the extent applicable, good standing and (B) certificates of the appropriate Governmental Authorities of each of the states set forth on Schedule 5.1 (to the extent any such Person conducts business in any such state) and of each other state in which such Person conducts business, other than the state of organization of such Person, as to such Person's qualification to do business and good standing in such state where failure to be so qualified could reasonably be expected to have a Material Adverse Effect, provided that the Parent may defer delivery of such certificates included in this clause (B) for a period of forty-five (45) days after the Closing Date;

                        (iv) Reimbursement Agreement. This Agreement, together
                with all Schedules, Exhibits, and other attachments (if any), duly executed by the Parent, the Agent, and the Banks;

                        (v) Subsidiary Guaranty. The Subsidiary Guaranty
                executed by each of the Guarantors;

                        (vi) Consents. Copies of all material consents or
                waivers necessary for the execution, delivery, and performance by the Parent and each Guarantor of the Transaction Documents to which it is a party, as the Agent may require, which consents shall be certified by an authorized representative of the Parent or such Guarantor, as applicable, as true and correct copies of such consents as of the Closing Date; and

                        (vii) Opinions of Counsel. Satisfactory opinions of
                legal counsel to the Parent and the Guarantors as to such matters as the Agent may request.

                (b) Attorney Costs. The Attorney Costs referred to in Section
        12.1 for which statements have been presented shall have been paid in full on the Closing Date.

                (c) Compliance with Laws. As of the Closing Date, each Person that is a party to this Agreement or any of the other Transaction Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

                (d) No Prohibitions. No requirement of any Governmental Authority shall prohibit the consummation of the transactions contemplated by this Agreement or any other Transaction Document, and no order, judgment, ruling, injunction, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise have a Material Adverse Effect.

                (e) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to (i) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Parent (individually) or the Parent and its Subsidiaries (taken as a whole) since January 28, 2001 or (ii) in the facts and information regarding such Persons disclosed to the Agent and the Banks prior to the Closing Date.

                (f) No Material Litigation. Except as set forth in Schedule 6.5, as of the Closing Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect the Parent or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

                (g) Compliance With Financial and Other Obligations. As of the Closing Date, the Parent and each of its Subsidiaries shall be in compliance with all of its respective existing financial obligations, and no default or event of default shall be in existence (either before or after giving effect to this Agreement) under any Capital Stock or Debt of the Parent or any Subsidiary of the Parent.

                (h) Capital Structure. The corporate capital and ownership structure (including, without limitation, articles of incorporation and bylaws), shareholders agreements, and management of the Parent and its Subsidiaries shall be reasonably satisfactory to the Agent on the Closing Date and, thereafter, shall not have changed in any material respect unless such change is reasonably satisfactory to the Agent.

                (i) No Material Market Changes. The absence of any material disruption of or material adverse change in conditions in the financial, banking, or capital markets which the Agent, in its sole discretion, deems material in connection with the syndication of the Commitment provided to the Parent pursuant to the terms of this Agreement.

                (j) Additional Documentation. The Agent and the Banks shall have received such additional approvals, opinions, or other documentation as the Agent or any Bank may reasonably request to effectuate the purpose hereof.

        Section 5.2 All Letter of Credit Actions. The obligation of the Agent to take any Letter of Credit Action under this Agreement is subject to the following additional conditions precedent:

                (a) No Default. No Default shall have occurred and be continuing, or would result from such requested Letter of Credit Action;

                (b) Representations and Warranties. All of the representations and warranties contained in Article 6 and in the other Transaction Documents shall be true and correct in all material respects on and as of the date of taking such Letter of Credit Action with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

                (c) Governmental Restrictions. Except as set forth in Schedule 5.2, there shall be no governmental inquiries, injunctions, or restraining orders instituted or pending, or any statute or rule enacted, promulgated, entered, or enforced which would have a Material Adverse Effect upon the Parent (individually) or the Parent and its Subsidiaries (taken as a whole);

                (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Parent (individually) or the Parent and its Subsidiaries (taken as a whole) since January 28, 2001; and

                (e) Letter of Credit Application. The Parent shall have delivered to the Agent a duly completed Letter of Credit Application as required by Section 2.2 and such other documentation related thereto as the Agent shall reasonably request.

Each Letter of Credit Action requested by the Parent hereunder shall constitute a representation and warranty by the Parent that the conditions precedent set forth in this Section 5.2 have been satisfied (both as of the date of such notice and, unless the Parent otherwise notifies the Agent prior to the date of such requested Letter of Credit Action as of the date of such requested Letter of Credit Action).

                                    ARTICLE 6

                         Representations and Warranties

        To induce the Agent and the Banks to enter into this Agreement, the Parent represents and warrants that the following statements are and, after giving effect to the transactions contemplated hereby will be, true, correct, and complete:

        Section 6.1 Existence, Power and Authority.

                (a) The Parent and each of its Subsidiaries is (i) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect;

                (b) The Parent and each of its Subsidiaries has the power and authority to execute, deliver, and perform its respective obligations under the Transaction Documents to which it is or may become a party.

        Section 6.2 Financial Condition.

                (a) Financial Statements. The Parent has delivered to the Agent and each Bank the audited financial statements of the Parent and its Subsidiaries as of and for the Fiscal Years ended January 31, 1999, January 30, 2000, and January 28, 2001. Such financial statements have been prepared in accordance with GAAP, and present fairly, the financial condition of the Parent and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Parent nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in the financial statements dated as of January 28, 2001. Since the date of the financial statements dated as of January 28, 2001, no material adverse change has occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Parent (individually) or of the Parent and its Subsidiaries (taken as a whole).

                (b) Projections. The Projections delivered and to be delivered by the Parent to the Agent and the Banks prior to the Closing Date and the Projections to be delivered by the

        Parent pursuant to Section 7.1(a) have been and will be prepared by the Parent in light of the past operation of the business of the Parent and its Subsidiaries. All such Projections represent, as of the date thereof, a good faith estimate by the Parent and its senior management of the financial conditions and performance of the Parent and its Subsidiaries based on assumptions believed to be reasonable at the time made (provided that the performance of the Parent and its Subsidiaries may vary from such Projections).

        Section 6.3 Corporate and Similar Action; No Breach. The execution, delivery, and performance by the Parent and each of its Subsidiaries of the Transaction Documents to which it is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Parent and each of its Subsidiaries, respectively, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws, or other organizational documents (as applicable) of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

        Section 6.4 Operation of Business. Each of the Parent and its Subsidiaries possesses all material licenses, Permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and, to the best of their knowledge, neither the Parent nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing where such violation could be expected to have a Material Adverse Effect. Except as set forth in Schedule 6.4, since January 28, 2001, the Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course.

        Section 6.5 Litigation and Judgments. Except as set forth in Schedule 6.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth in
Schedule 6.5, there are no outstanding judgments against the Parent or any of its Subsidiaries.

        Section 6.6 Rights in Properties; Liens. The Parent and each of its Subsidiaries has good title to or valid leasehold interests in its respective Properties, real and personal and none of such Properties or leasehold interests of the Parent or any of its Subsidiaries is subject to any Lien, other than Permitted Liens.

        Section 6.7 Enforceability. The Transaction Documents to which the Parent or any Subsidiary of the Parent is a party, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Parent or such Subsidiary, as applicable, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

        Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery, or performance by the Parent or any Subsidiary of the Parent of the Transaction Documents to which it is or may become a party, except where the failure to obtain any such authorization, approval, or consent could not reasonably be expected to have a Material Adverse Effect, or for the validity or enforceability thereof.

        Section 6.9 Debt. Neither the Parent nor any of its Subsidiaries has any Debt, except as set forth in Schedule 6.9 or as otherwise permitted by Section 8.1.

        Section 6.10 Taxes. Except as set forth in Schedule 6.10 or, after the Closing Date, matters which do not violate Section 7.4, the Parent and each Subsidiary of the Parent have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as set forth in Schedule 6.10 or, after the Closing Date, matters which do not violate Section 7.4, there is no pending investigation of the Parent or any Subsidiary of the Parent by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Parent or any Subsidiary of the Parent.

        Section 6.11 Margin Securities. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U or Regulations T or X of the Board of Governors of the Federal Reserve System), and no Letter of Credit requested by the Parent hereunder will be used in connection with any transaction whereby the Parent or any Subsidiary of the Parent buys or carries any margin stock or extends credit to others for the purpose of buying or carrying margin stock.

        Section 6.12 ERISA. With respect to each Plan, the Parent and each Subsidiary of the Parent is in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. As of the Closing Date, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Parent each Subsidiary of the Parent, and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in Schedule 6.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Parent, any of its Subsidiaries, nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

        Section 6.13 Disclosure. All factual information furnished by or on behalf of the Parent or any Subsidiary of the Parent to the Agent or any Bank for purposes of or in connection with this Agreement, the other Transaction Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Parent or any Subsidiary of the Parent to the Agent or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        Section 6.14 Subsidiaries; Capitalization. As of the Closing Date, the Parent has no other Subsidiaries other than those listed in Schedule 6.14. As of the Closing Date, Schedule 6.14 sets forth the jurisdiction of incorporation or organization of the Parent and its Subsidiaries, the percentage of the Parent's ownership of the outstanding Voting Stock of each Subsidiary of the Parent, and the authorized, issued, and outstanding Capital Stock of the Parent and each Subsidiary of the Parent. All of the outstanding Capital Stock of the Parent and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in Schedule 6.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Parent or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of (i) to the Parent's knowledge, the Parent or any of its Capital Stock or (ii) any Subsidiary of the Parent or any of their respective Capital Stock. All shares of Capital Stock of the Parent and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

        Section 6.15 Material Agreements. Except as set forth in Schedule 6.15, neither the Parent nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is in default, or has knowledge of facts or circumstances that with the giving of notice or passage of time or both could be expected to result in a default, in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (including, without limitation, any indenture, loan, or credit agreement, or any lease or other similar agreement or instrument) to which it is a party where such default could be expected to cause a Material Adverse Effect.

        Section 6.16 Compliance with Laws. Neither the Parent nor any of its Subsidiaries is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for violations which could not be expected to have a Material Adverse Effect.

        Section 6.17 Investment Company Act. Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 6.18 Public Utility Holding Company Act. Neither the Parent nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an

"affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 6.19 Environmental Matters.

        Except as disclosed on Schedule 6.19:

                (a) to the Parent's knowledge, the Parent, each Subsidiary of the Parent, and all of their respective properties, assets, and operations are in compliance with all Environmental Laws; neither the Parent nor any of its Subsidiaries has knowledge of, nor has the Parent or any Subsidiary of the Parent received notice of, any past, present, or future conditions, events, activities, practices, or incidents which interfere with or prevent the compliance or continued compliance of the Parent or its Subsidiaries with all Environmental Laws;

                (b) the Parent and its Subsidiaries have obtained and maintained, and are in material compliance with, all material Permits, licenses, and authorizations that are required under applicable Environmental Laws;

                (c) except in compliance in all material respects with applicable Environmental Laws, during the course of the Parent's or any of its Subsidiaries' ownership of or operations on any real Property, there has been no generation, treatment, recycling, storage, or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers, or other equipment that could reasonably be expected to have a Material Adverse Effect, and the use which the Parent and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets that could reasonably be expected to have a Material Adverse Effect;

                (d) neither the Parent, any of its Subsidiaries, nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to their knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                (e) there are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Parent or any Subsidiary of the Parent that could reasonably be expected to result in any Environmental Liabilities or to have a Material Adverse Effect;

                (f) neither the Parent nor any of its Subsidiaries is or operates a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and

        Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder, or any comparable provision of state law, and except as would not reasonably be expected to have a Material Adverse Effect, the Parent and each Subsidiary of the Parent is in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

                (g) neither the Parent nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

                (h) no Lien arising under any Environmental Law has attached to any property or revenues of the Parent or any Subsidiary of the Parent.

        Section 6.20 Broker's Fees. Except as disclosed on Schedule 6.20, no broker's or finder's fee, commission, or similar compensation will be payable by the Parent or any Subsidiary of the Parent with respect to the transactions contemplated by this Agreement.

        Section 6.21 Employee Matters. Except as set forth on Schedule 6.21, as of the Closing Date (a) neither the Parent nor any of its Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Parent or any Subsidiary of the Parent and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Parent or any Subsidiary of the Parent, and
(c) there are no strikes, slowdowns, work stoppages, or controversies pending or, to the best knowledge of the Parent and the Subsidiaries of the Parent after due inquiry, threatened between the Parent or any Subsidiary of the Parent and its respective employees.

        Section 6.22 Solvency. Each of the Parent and the Subsidiary Guarantors, individually and on a consolidated basis is Solvent.

                                    ARTICLE 7

                              Affirmative Covenants

        The Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, it will perform and observe the following covenants:

        Section 7.1 Reporting Requirements. The Parent will furnish to the Agent and each Bank:

                (a) Annual Financial Statements and Projections. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Parent, beginning with the Fiscal Year ending February 2, 2002, (i) a copy of the annual audit report of the Parent for such Fiscal Year containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants or other independent certified public accountants of recognized standing selected by the Parent and reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; (ii) a copy of the annual unaudited report of the Parent and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief financial officer or Vice President, Finance of the Parent to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Parent and its Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended; and
        (iii) a copy of Projections for the Parent's Fiscal Year immediately following the Fiscal Year which is the subject of the financial statements delivered pursuant to clause (i) preceding;

                (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Parent, beginning with the Fiscal Quarter ending April 29, 2001, a copy of an unaudited financial report of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or Vice President, Finance of the Parent to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments and the inclusion of footnotes;

                (c) Compliance Certificate. As soon as available, and in any event accompanying the financial statements delivered in accordance with
        Section 7.1(a) and Section 7.1(b), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

                (d) Notice of Litigation, Etc. Promptly after receipt by the Parent or any Subsidiary of the Parent of notice of the commencement thereof, notice of all actions, suits, and proceedings by or before any Governmental Authority or arbitrator affecting the Parent or any Subsidiary of the Parent which, if determined adversely to the Parent or such Subsidiary of the Parent, could reasonably be expected to have a Material Adverse Effect;

                (e) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer, or any assistant treasurer of the Parent has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Parent has taken and proposes to take with respect thereto;

                (f) ERISA. As soon as possible and in any event within thirty
        (30) days after the Parent or any Subsidiary of the Parent knows, or has reason to know, that

                        (i) any Termination Event with respect to a Plan has
                occurred or will occur,

                        (ii) the aggregate present value of the Unfunded Vested
                Accrued Benefits under all Plans is equal to an amount in excess of $0, or

                        (iii) the Parent or any Subsidiary of the Parent is in
                "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Parent's or any of its Subsidiaries' complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, the Parent will provide the Agent and the Banks with a certificate of its chief financial officer or Vice President, Finance setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event;

                (g) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect;

                (h) Proxy Statements, Periodic Reporting, Etc. Upon the Agent's request, one copy of each financial statement, report, notice, or proxy statement sent by the Parent or any Subsidiary of the Parent to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Parent or any Subsidiary of the Parent with any securities exchange or the Securities and Exchange Commission or any successor agency;

                (i) Intercompany Contracts. Promptly upon entering into any such arrangement or contract (to the extent permitted by Section 8.7), copies or detailed descriptions of all tax sharing, cost allocation, overhead attribution, and any similar contracts or arrangements between the Parent and any of its Affiliates at any time existing; and

                (j) General Information. Promptly, such other information concerning the Parent or any Subsidiary of the Parent as the Agent or any Bank may from time to time reasonably request.

With respect to any notice or reporting required to be given or delivered by the Parent to the Agent and the Banks pursuant to this Section 7.1, to the extent the Parent gives or delivers the same notice or reporting to the Agent and the Banks as required pursuant to the Credit Agreement, such notice or reporting given or delivered pursuant to the Credit Agreement shall satisfy the requirement for giving or delivering such notice or reporting in accordance with the terms of this Agreement.

        Section 7.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 8.2, the Parent will, and will cause each Subsidiary of the Parent to, preserve and maintain (a) its corporate existence and (b) all of its leases, privileges, Permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Parent will, and will cause each Subsidiary of the Parent to, conduct its business in an orderly and efficient manner in accordance with good business practices.

        Section 7.3 Maintenance of Properties. Except as otherwise permitted by this Agreement, the Parent will, and will cause each Subsidiary of the Parent to, maintain, keep, and preserve all of its material Properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

        Section 7.4 Taxes and Claims. The Parent will, and will cause each Subsidiary of the Parent to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided that neither the Parent nor any Subsidiary of the Parent shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies
(i) which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and (ii) if the failure to pay the same would not result in a Lien on the Property of the Parent or a Subsidiary of the Parent other than a Permitted Lien.

        Section 7.5 Insurance. The Parent will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible businesses engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such businesses, provided that in any event the Parent and each of its Subsidiaries (as appropriate) will maintain:

                (a) Property Insurance. Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of the Parent and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be reasonably satisfactory to the Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts reasonably acceptable to the Agent and as are reasonably available as determined by the independent insurance broker of the Parent or its applicable Subsidiary;

                (b) Automobile Liability Insurance for Bodily Injury and Property Damage. Insurance in respect of all vehicles (whether owned, hired, or rented by the Parent or any of its Subsidiaries) at any time located at, or used in connection with, their respective Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law;

                (c) Comprehensive General Liability Insurance. Insurance against claims for bodily injury, death, or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks, and waterways) of the Parent or any of its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located; and

                (d) Worker's Compensation Insurance. Worker's compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

Such insurance shall be written by financially responsible companies selected by the applicable Person and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Agent. For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood (to the extent required by applicable law), windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke, and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Parent and its Subsidiaries are located.

        Section 7.6 Inspection Rights. The Parent will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Bank, during normal business hours and upon reasonable notice to the Parent, to examine, copy, and make extracts from the Parent's or any of such Subsidiaries' books and records, to visit and inspect the Parent's or any of such Subsidiaries' Properties and to discuss the Parent's or any of such Subsidiaries' business, operations, and financial condition with its officers and independent certified public accountants. The Parent will, and will cause each of its Subsidiaries to, authorize its accountants in writing (with a copy to the Agent) to comply with this Section. The Agent or its representatives may, at any time and from time to time at the Parent's expense, conduct field exams for such purposes as the Agent or the Required Banks may reasonably request.

        Section 7.7 Keeping Books and Records. The Parent will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

        Section 7.8 Compliance with Laws. The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws, ERISA, the Code, Regulation U, and Regulations T and X of the Board of Governors of the Federal Reserve System), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Agent are established with respect thereto and except for violations which could not be expected to have a Material Adverse Effect.

        Section 7.9 Compliance with Agreements. The Parent will, and will cause each of its Subsidiaries to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

        Section 7.10 Further Assurances.

                (a) Further Assurance. The Parent will, and will cause each of its Subsidiaries to, execute and/or deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by the Required Banks to carry out the provisions and purposes of the Transaction Documents.

                (b) Subsidiary Joinder. The Parent shall, and shall cause each domestic Subsidiary of the Parent to, execute and deliver to the Agent such documentation, including, without limitation, a Joinder Agreement, as the Agent may require to cause each such domestic Subsidiary to become a party to the Subsidiary Guaranty as required by Article 4.

        Section 7.11 ERISA. With respect to each Plan, the Parent will, and will cause each of its Subsidiaries to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability in excess of $1,000,000.

                                    ARTICLE 8

                               Negative Covenants

        The Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Parent will perform and observe the following covenants:

        Section 8.1 Debt. The Parent will not, nor will it permit any Subsidiary of the Parent to, incur, create, assume, or permit to exist any Debt, except:

                (a) Debt to the Agent and the Banks pursuant to the Transaction Documents;

                (b) Debt described on Schedule 6.9, and any extensions, renewals, or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

                (c) Debt of a Subsidiary Guarantor owed to the Parent or another Subsidiary Guarantor; provided that such Debt must according to its terms be fully subordinate in all respects to any of such Subsidiary Guarantor's indebtedness, liabilities, or obligations to the Agent and the Banks pursuant to any Transaction Document;

                (d) Guaranties and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, banker's acceptances, and other similar obligations;

                (e) Debt of the Parent or any Subsidiary of the Parent constituting purchase money Debt (including, without limitation, Capital Lease Obligations) and secured by purchase money Liens, such Debt, in the aggregate, not to exceed at any time an amount equal to five percent (5.0%) of the Parent's Tangible Net Worth;

                (f) Debt of the Parent or any Subsidiary of the Parent of the type described in clause (l) of the definition of Debt, such Debt, in aggregate principal or principal equivalent amount, not to exceed at any time an amount equal to twenty percent (20.0%) of the Parent's Tangible Net Worth.

                (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on behalf of the Parent or any Subsidiary of the Parent in accordance with the policies issued to the Parent or any such Subsidiary;

                (h) Debt secured by the Liens permitted by Section 8.2(d) and
        Section 8.2(e);

                (i) unsecured Debt arising under, created by, and consisting of Hedge Agreements; provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a "Lender" (as defined in the Credit Agreement) or shall be rated at least AA- by Standard and Poor's Rating Service or Aa3 by Moody's Investors Service, Inc.;

                (j) Debt arising from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Parent or a Subsidiary of the Parent;

                (k) Debt of a Subsidiary of the Parent acquired after the Closing Date and Debt of a Person merged or consolidated with or into the Parent or a Subsidiary of the Parent after the Closing Date, (i) which Debt in each case exists at the time of such acquisition, merger, or consolidation, (ii) which Debt was not created or incurred in contemplation of such acquisition, merger, or consolidation, (iii) where such acquisition, merger, or consolidation is not prohibited under this Agreement, (iv) where the aggregate principal of all such Debt at any time outstanding does not exceed an amount equal to ten percent (10.0%) of the Parent's Tangible Net Worth, and (v) Guarantees of Debt permitted under this Section 8.1;

                (l) In addition to the Debt described in the foregoing clauses
        (a) through (k), Debt which when combined with the Debt described in clause (k) preceding does not exceed twelve and one-half percent (12.5%) of the Parent's Tangible Net Worth in aggregate principal amount at any time outstanding;

                (m) Debt consisting of letters of credit and reimbursement obligations therefor where the aggregate face amount of such letters of credit do not at any time exceed the sum of (i) the aggregate amount of the "Commitments" (as defined in the Credit Agreement) then in effect thereunder plus (ii) $20,000,000; provided that Debt permitted hereunder which consists of standby letters of credit and reimbursement obligations therefor shall not at any time exceed an aggregate face amount of $20,000,000; and

                (n) Debt arising under the Credit Agreement, and any extensions, renewals, or refinancings of such existing Debt so long as the aggregate amount of "Commitments" (as defined in the Credit Agreement) after such renewal, extension, or refinancing shall not exceed the aggregate amount of "Commitments" (as defined in the Credit Agreement) immediately prior to such renewal, extension, or refinancing.

        Section 8.2 Mergers, Etc. The Parent will not, nor will it permit any Subsidiary of the Parent to, become a party to a merger or consolidation or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; provided that notwithstanding the foregoing or any other provision of this Agreement as long as no Default exists or would result therefrom and provided the Parent gives the Agent and the Banks prior written notice:

                (a) a Subsidiary of the Parent may wind-up, dissolve, or liquidate if its Property is transferred to the Parent or a Wholly-Owned Subsidiary;

                (b) any Subsidiary of the Parent, may merge or consolidate with the Parent (provided the Parent is the surviving entity) or a Wholly-Owned Subsidiary (provided the Wholly-Owned Subsidiary is the surviving entity);

                (c) the Parent or any Wholly-Owned Subsidiary may make Permitted Acquisitions; and

                (d) to the extent the Required Banks agree in writing, the Parent or any Wholly-Owned Subsidiary may make additional acquisitions not included in Permitted Acquisitions.

        Section 8.3 Restricted Payments. The Parent will not, nor will it permit any Subsidiary of the Parent to, (a) make any prepayment of any Debt other than
(i) the Obligations, (ii) any Debt owed to the Parent or a Subsidiary of the Parent, (iii) regularly scheduled payments of principal and interest under the Note Agreement, and (iv) the "Obligations" (as defined in the Credit Agreement) outstanding under the Credit Agreement.

        Section 8.4 Investments. The Parent will not, nor will it permit any Subsidiary of the Parent to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

                (a) Permitted Acquisitions;

                (b) the Parent or any Wholly-Owned Subsidiary may make Investments in domestic Subsidiaries;

                (c) the Parent may make Investments in foreign Subsidiaries, (subject to the requirements of Section 8.1 and Section 8.3); provided that (i) the aggregate amount of all Investments in foreign Subsidiaries shall not exceed an amount equal to ten percent (10.0%) of the Parent's assets at the time of making any such Investment and (ii) such Investments in foreign Subsidiaries which constitute advances, loans, extensions of credit, bonds, notes, or debentures owed to the Parent shall at all times be subordinate in all respects to the Obligations or any indebtedness, liability, or obligation of such foreign Subsidiary to the Agent and the Banks (if any) under any Loan Document and must otherwise be in compliance with Section 8.1 and Section 8.3;

                (d) the Parent may, up to an aggregate amount at any time outstanding of not more than $10,000,000, make equity investments in Affiliates and other Persons and related businesses, excluding Subsidiaries of the Parent;

                (e) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

                (f) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of $250,000,000 and repurchase and reverse repurchase obligations entered into with any such commercial bank;

                (g) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of Standard and Poor's Rating Service or Moody's Investors Service, Inc. or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clause (d), clause (e), and this clause (g);

                (h) Investments received in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers, and other trade debtors arising in the ordinary course of business;

                (i) extensions of trade credit in the ordinary course of business;

                (j) the Parent and any Wholly-Owned Subsidiary may make loans and advances to officers, directors, and employees in the ordinary course of business and consistent with past practices up to an aggregate amount at any time outstanding of not more than $2,500,000;

                (k) Investments existing on the Closing Date and listed on
        Schedule 8.4; and

                (l) Investments consisting of purchases of debt Securities or other extensions of credit by the Parent or any Subsidiary of the Parent to the lessor/purchaser in connection with Permitted Sale-Leasebacks.

The amount of Investments pursuant to clause (c) preceding shall be the amount of all cash or other Property invested, loaned, advanced, or otherwise contributed to all foreign Subsidiaries of the Parent whether such Investments are made as a single transaction or as one of a series of transactions, and such amount shall be determined at the time of making of each Investment, or portion thereof if in connection with a series of transactions.

        Section 8.5 Limitation on Issuance of Capital Stock of Subsidiaries. The Parent will not permit any Subsidiary of the Parent to, at any time issue, sell, assign, or otherwise dispose of, except to the Parent or a Wholly-Owned Subsidiary or in connection with a Permitted Acquisition, (a) any Capital Stock of a Subsidiary of the Parent, (b) any Securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of a Subsidiary of the Parent, or (c) any option, warrant, or other right to acquire any Capital Stock of a Subsidiary of the Parent.

        Section 8.6 Transactions with Affiliates. The Parent will not, nor will it permit any Subsidiary of the Parent to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate (as used in this Section 8.7 the term "Affiliate" shall exclude any Subsidiary of the Parent) of the Parent or such Subsidiary of the Parent, except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Parent or such Subsidiary.

        Section 8.7 Lines of Business. The Parent will not, nor will it permit any Subsidiary of the Parent to, engage in any line or lines of business activity other than the business activities in which they are engaged on the Closing Date or a business reasonably related or complementary thereto.

        Section 8.8 Limitations on Restrictions Affecting the Parent and its Subsidiaries. Neither the Parent nor any Subsidiary of the Parent shall enter into or assume any agreement (other than the Transaction Documents and the "Loan Documents" (as defined in the Credit Agreement)) prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, other than pursuant to non-assignment provisions of a Permitted Lien, operating lease, or of Debt of the type described in clause (l) of the definition of Debt and which are restricted solely to the Property which is the subject of such Permitted Lien or such lease transaction and which does not prohibit the Parent or any Subsidiary of the Parent from granting Liens to the Agent or any Bank as collateral for the Obligations. Except as provided herein and in the Credit Agreement, the Parent will not, nor will it permit any Subsidiary of the Parent to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Parent or any Subsidiary of the Parent to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Debt owed to the Parent or any Subsidiary of the Parent, (c) make loans or advances to the Parent or any Subsidiary of the Parent, (d) transfer any Property of the Parent or any Subsidiary of the Parent to any other Person, except pursuant to non-assignment provisions of Permitted Liens, leases, and licenses entered into in the ordinary course of business, or (e) make any prepayment of any of the Obligations.

        Section 8.9 Environmental Protection. The Parent will not, nor will it permit any Subsidiary of the Parent to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that in any material respect violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Parent or any Subsidiary of the Parent would be responsible that could be expected to have a Material Adverse Effect.

        Section 8.10 ERISA. The Parent will not, nor will it permit any Subsidiary of the Parent to:

                (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) in excess of $1,000,000 to exist or to be created; or

                (b) with respect to any Multiemployer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unpaid liability by the Parent or any ERISA Affiliate to any Multiemployer Plan in excess of $1,000,000 to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.

                                    ARTICLE 9

                               Financial Covenants

        The Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, it will perform and observe the following financial covenants:

        Section 9.1 Leverage Ratio. As of the end of each Fiscal Quarter, the Parent shall not permit the Leverage Ratio, calculated as of the Fiscal Quarter ending April 29, 2001, and as of the end of each Fiscal Quarter thereafter, for the preceding twelve (12) Fiscal Periods then ending, to exceed the ratio set forth in the table following corresponding to such date.

             Period                           Maximum Leverage Ratio
             ------                           ----------------------

From April 29, 2001 through and
including October 28, 2001                        4.00 to 1.00

From February 3, 2002 through and
including November 3, 2002                        3.75 to 1.00

From February 2, 2003 and thereafter              3.50 to 1.00

        Section 9.2 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, the Parent shall not permit the Fixed Charge Coverage Ratio, calculated as of the Fiscal Quarter ending April 29, 2001, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending, to be less than the ratio set forth in the table following corresponding to such date.

                                               Minimum Fixed Charge
            Period                               Coverage Ratio
            ------                               --------------
From April 29, 2001 through and
including October 28, 2001                        2.00 to 1.00

From February 3, 2002 through and
including November 3, 2002                        2.10 to 1.00

From February 2, 2003 through and
including May 3, 2003                             2.25 to 1.00

From August 3, 2003 and thereafter                2.50 to 1.00

        Section 9.3 Minimum Tangible Net Worth. As of the end of each Fiscal Quarter, the Parent shall not permit its Tangible Net Worth to be less than (a) $335,000,000, plus (b) seventy-five percent (75.0%) of the Parent's positive Net Income for each Fiscal Quarter completed after April 30, 2000, plus (c) one hundred percent (100%) of any increase in Tangible Net Worth attributable to issuance of equity Securities of the Parent or any Subsidiary of the Parent after April 30, 2000.

        Section 9.4 Capital Expenditures. Beginning with the Fiscal Year ending February 3, 2002, as of the end of each Fiscal Year, the aggregate amount of all Capital Expenditures of the Parent and its Subsidiaries for such Fiscal Year shall not exceed eight and one-half percent (8.5%) of gross revenue of the Parent for such Fiscal Year, plus fifty percent (50.0%) of the amount by which eight and one-half percent (8.5%) of gross revenue of the Parent for the prior Fiscal Year (provided that Capital Expenditures were subject to the terms of this Section 9.4 during such prior Fiscal Year) exceeded Capital Expenditures during such prior Fiscal Year.

                                   ARTICLE 10

                                     Default

        Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                (a) the Parent shall fail to pay (i) when due the amount of any drawing under any Letter of Credit; (ii) within three (3) Business Days of the date due any fees payable under the Transaction Documents or any part thereof; or (iii) within three (3) Business Days after the date the Parent receives written notice of the failure to pay when due, any other Obligation or any part thereof;

                (b) any representation, warranty, or certification made or deemed made by the Parent or any Subsidiary of the Parent (or any of their respective officers) in any Transaction Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Transaction Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made;

                (c) the Parent or any Subsidiary of the Parent shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 7.1, Section 7.2, Section 7.6, Section 7.10,
        Article 8, or Article 9;

                (d) the Parent or any Subsidiary of the Parent shall fail to perform, observe, or comply with any other agreement or term contained in any Transaction Document (other than as described in Section 10.1(a), Section 10.1(b), or Section 10.1(c)) and (i) such failure shall continue for a period of thirty (30) days after the earlier of (A) the date the Agent provides the Parent with notice thereof or (B) the date the Parent should have notified the Agent thereof in accordance with Section 7.1(e) or (ii) as otherwise specifically provided by any other Transaction Document;

                (e) the Parent or any Subsidiary of the Parent shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

                (f) (i) a proceeding or case shall be commenced, without the application, approval, or consent of the Parent or any Subsidiary of the Parent in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Parent or such Subsidiary or of all or any substantial part of its Property, or (C) similar relief in respect of the Parent or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days or (ii) an order for relief against the Parent or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

                (g) the Parent or any Subsidiary of the Parent shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $10,000,000 against any of its assets or Properties;

                (h) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to the Agent) shall be rendered by a court or courts against the Parent or any Subsidiary of the Parent and the same shall not be satisfied, discharged, or dismissed (or provision shall not be made for such satisfaction, discharge, or dismissal), or a stay of execution or other stay of enforcement thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Parent or any Subsidiary of the Parent, as applicable, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                (i) (i) the Parent or any Subsidiary of the Parent shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) beyond the period of grace (if any) if the aggregate principal amount of the affected Debt equals or exceeds $10,000,000, or the maturity of any such Debt shall have been accelerated or shall have been required to be prepaid prior to the stated maturity thereof, (ii) any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of $10,000,000 that permits the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof, (iii) any event of default shall have occurred under the Credit Agreement, or (iv) any event of default shall have occurred under the Note Agreement;

                (j) this Agreement or any other Transaction Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Parent or any Subsidiary, or the Parent or any Subsidiary shall deny that it has any further liability or obligation under any of the Transaction Documents;

                (k) Any of the following events shall occur or exist with respect to the Parent, any Subsidiary of the Parent, or any ERISA Affiliate and in each case, such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of the Agent or the Required Banks subject the Parent or any Subsidiary of the Parent (or any combination thereof) to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed $1,000,000: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan;

                (l) The occurrence of any event or condition which constitutes a Material Adverse Effect and thirty (30) days shall have passed since written notification thereof to the Parent by the Agent (therein identifying such event or condition) without such event or condition having been remedied, cured, or waived; or

                (m) The occurrence of a Change of Control.

        Section 10.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by the Required Banks, shall) do any one or more of the following:

                (a) Acceleration. By notice to the Parent, declare all outstanding amounts payable by the Parent under the Transaction Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Parent except as where required by the specific terms of this Agreement or the other Transaction Documents;

                (b) Termination of Commitments. Terminate the Commitments without notice to the Parent or any other Person;

                (c) Judgment. Reduce any claim to judgment;

                (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of California, or any other jurisdiction governing any of the Transaction Documents, by equity, or otherwise;

                (e) Cash Collateral. The Agent may demand immediate payment by the Parent of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account; and

                (f) Refusal of Requests for Letter of Credit Action. The Agent may, without notice to the Parent or any other Person, refuse any request by the Parent for any Letter of Credit Action;

provided, however, that, upon the occurrence of an Event of Default under
Section 10.1(e) or Section 10.1(f) with respect to the Parent or any Guarantor, the obligation of the Agent to take any Letter of Credit Action shall automatically terminate and all amounts payable by the Parent or any other party under the Transaction Documents to the Agent and the Banks shall thereupon become immediately due and payable, and an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to the Agent to be held in a Letter of Credit Cash Collateral Account, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Parent.

        Section 10.3 Performance by the Agent. Upon the occurrence of a Default, if the Parent or any Guarantor shall fail to perform any agreement in accordance with the terms of the Transaction Documents, the Agent may, and at the direction of the Required Banks shall, perform or attempt to perform such agreement on behalf of the Parent or such Guarantor, as applicable. In such event, at the request of the Agent, the Parent shall promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance, to the Agent at the Principal Office together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Parent or any Guarantor under any Transaction Document.

        Section 10.4 Set-off. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Parent or any other Person (any such notice being hereby expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Parent against any and all of the Obligations now or hereafter existing under any Transaction Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Transaction Documents and although the Obligations may be unmatured. Each Bank agrees promptly to notify the Parent (with a copy to the Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

        Section 10.5 Continuance of Default. For purposes of all Transaction Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.

                                   ARTICLE 11

                                    The Agent

        Section 11.1 Appointment and Authorization of the Agent. Each Bank hereby irrevocably (subject to Section 11.9) appoints, designates, and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        Section 11.3 Liability of the Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation, or warranty made by the Parent or any other party to any Transaction Document, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Parent or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books, or records of the Parent or any Subsidiary or Affiliate thereof.

        Section 11.4 Reliance by the Agent.

                (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Parent or any other Person party to any Transaction Document), independent accountants, and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Banks as the Agent deems appropriate and, if the Agent so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Banks or all Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and participants. Where this Agreement expressly permits or prohibits an action unless the Required Banks otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Article 5, each Bank shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to each Bank for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

        Section 11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of amounts required to be paid to the Agent, unless the Agent shall have received written notice from a Bank or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Banks; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        Section 11.6 Credit Decision; Disclosure of Information by the Agent. Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to such Bank, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Parent or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Bank, including any Bank by assignment, represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Parent and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and each such Bank has made its own decision to enter into this Agreement and to extend credit to the Parent hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Bank shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Parent and its Subsidiaries and Affiliates. Except for notices, reports, and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Parent or any of its Subsidiaries or Affiliates which may come into the possession of any Agent-Related Person.

        Section 11.7 Indemnification of the Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Parent and without limiting the obligation of the Parent to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for such Bank's ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Parent. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        Section 11.8 The Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Parent and its Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Parent and its Affiliates (including information that may be subject to confidentiality obligations in favor of the

Parent or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Commitment, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

        Section 11.9 Resignation of the Agent. The Agent may, and at the request of the Required Banks shall, resign as the Agent upon thirty (30) days notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be consented to by the Parent at all times other than during the existence of an Event of Default (which approval of the Parent shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Parent, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers, and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article 11, Section 12.1, and Section 12.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor administrative agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

                                   ARTICLE 12

                                  Miscellaneous

        Section 12.1 Expenses. The Parent hereby agrees to pay promptly after presentation of supporting documentation, without duplication: (a) all reasonable costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, delivery, syndication, and administration of the Transaction Documents and all amendments, waivers, or other modifications to the Transaction Documents, including, without limitation, Attorney Costs of the Agent; (b) all costs and expenses of the Agent in connection with any Default and the enforcement of any Transaction Document or collection of the Obligations, including, without limitation, Attorney Costs of the Agent; (c) all fees, costs, and expenses of any Bank arising in connection with an Event of Default and the enforcement of any Transaction Document or collection of the Obligations during the existence of an Event of Default; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including, without limitation, the Taxes and any penalties or interest) levied by any Governmental Authority in respect of any Transaction Document or the transactions contemplated thereby; (e) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Transaction Document; and (f) all other reasonable costs and expenses incurred by the Agent in connection with any Transaction Document. The Attorney Costs of the Agent that the Parent has agreed to pay hereunder include, without limitation, the Attorney Costs of the Agent arising in connection with advice given to the Agent as to its rights and responsibilities hereunder.

        Section 12.2 Indemnity by the Parent. Whether or not the transactions contemplated hereby are consummated, the Parent agrees to indemnify, save and hold harmless each Agent-Related Person and each Bank and their respective Affiliates, directors, officers, agents, attorneys, and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Bank) relating directly or indirectly to a claim, demand, action, or cause of action that such Person asserts or may assert against the Parent, any of its Affiliates, or any of their respective officers or directors; (b) any and all claims, demands, actions, or causes of action arising out of or relating to, the Transaction Documents, the Commitments, the use or contemplated use of any Letter of Credit, or the relationship of the Parent, the Agent and the Banks under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action, or cause of action described in clause (a) or clause
(b) preceding; and (d) any and all liabilities (including liabilities under indemnities), losses, costs, or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action, or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action, or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

        Section 12.3 Limitation of Liability. No Agent-Related Person, Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Parent for and, by the execution of the Transaction Documents to which it is a party, each other party to any Transaction Document, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential, or punitive damages suffered or incurred by any such Person in connection with, arising out of, or in any way related to any of the Transaction Documents, or any of the transactions contemplated by any of the Transaction Documents.

        Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Parent or any Guarantor, any shareholders of the Parent or any Guarantor, or any other Person.

        Section 12.5 No Fiduciary Relationship. The relationship between the Parent and the Guarantors on the one hand and the Agent and the Banks on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Parent or any Guarantor, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Parent and the Guarantors on the one hand and the Agent and each Bank on the other to be other than that of debtor and creditor.

        Section 12.6 Equitable Relief. The Parent recognizes that in the event the Parent or any Guarantor fails to pay, perform, observe, or discharge any or all of the Obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Parent therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Transaction Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 12.8 Binding Effect; Successors; Assignment.

                (a) This Agreement and the other Transaction Documents to which the Parent is a party will be binding upon and inure to the benefit of the Parent, the Agent, the Banks, and their respective successors and assigns, except that, the Parent may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all of the Banks and any such attempted assignment shall be void.

                (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Commitment; provided that (i) such assignment, if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by the Parent at all times other than during the existence of a Default or Event of Default (which approval shall not be unreasonably withheld or delayed) and by the Agent, (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to the Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Bank or to another Bank or (B) of the entire remaining Commitment of the assigning Bank, the portion of the Commitment assigned shall not be less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date the Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by
        Section 12.22 and payment of the requisite fee described below, the assignee named therein shall be a Bank for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Bank shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. The Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Agent-Related Person as to any matter. The Agent shall record the information contained in the Assignment and Acceptance in the Register. For purposes hereof, each mutual fund that is an Affiliate of a Bank shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Bank.

                (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee and/or such assigning Bank (including in the case of assignments to Affiliates of assigning Banks or assignments from one Bank to another
        Bank), the Agent shall, promptly following the effective date thereof, provide to the Parent and the Banks a revised Schedule 12.13 giving effect thereto.

                (d) Amendment of Commitments. Upon execution, delivery, and acceptance of an Assignment and Acceptance, the signature pages of the Banks shall be deemed to be automatically amended to reflect the resulting Commitments of the Banks after giving effect to such Assignment and Acceptance; provided that the Commitments of the Banks not a party to such Assignment and Acceptance shall not be affected as a result of such amendment.

                (e) Register.

                        (i) The Agent shall maintain, at the Agent's Office, a
                register for the recordation of the names and addresses of the Banks and the Commitment of each Bank from time to time (the "Register"). The Register shall be available for inspection by the Parent or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Agent shall maintain the Register as agent for the Parent (it being acknowledged and agreed that the Agent and each Agent-Related Person, in such capacity, shall constitute Indemnitees under Section 12.2).

                        (ii) The Agent shall record in the Register the
                Commitment from time to time of each Bank. Any recordation shall be conclusive and binding on the Parent and each Bank, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Bank's Commitment.

                        (iii) The Parent, the Agent, and the Banks shall deem
                and treat the Persons listed as Banks in the Register as the holders and owners of the corresponding Commitments listed therein for all purposes hereof, and no assignment or transfer of any such Commitment shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Obligations shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as the Bank shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Obligations.

                (f) Delivery of Information. Any Bank may furnish any information concerning the Parent or any Affiliate of the Parent in the possession of such Bank from time to time to assignees (including, without limitation, prospective assignees) subject to such Persons agreeing to being bound by the provisions of Section 12.21.

        Section 12.9 Survival. All representations and warranties made by the Parent or any Guarantor in any Transaction Document or in any document, statement, or certificate furnished in connection with any Transaction Document shall survive the execution and delivery of the Transaction Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent and the Banks to rely upon them. Without prejudice to the survival of any other obligation of the Parent hereunder, the obligations under Section 11.7, Section 12.1, and Section
12.2 shall survive termination of the Commitments.

        Section 12.10 Entire Agreement. This Agreement, together with the other Transaction Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Transaction Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Banks in any other Transaction Document shall not be deemed a conflict with this Agreement. Each Transaction Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        Section 12.11 Amendments and Waivers. Any provision of any Transaction Document may be amended or waived and any consent to any departure by the Parent therefrom may be granted if, but only if, such amendment, waiver, or consent is in writing and is signed by the Parent, and the Required Banks (and, if Article 11 or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment, waiver, or consent applicable to:

                (a) a Commitment which has the effect of

                        (i) increasing such Commitment,

                        (ii) reducing any amounts payable hereunder with respect
                to such Commitment,

                        (iii) postponing any date fixed for the payment of any
                amounts payable hereunder with respect to any Commitment, or

                        (iv) postponing any date fixed for termination of such
                Commitment,

        shall be effective unless also signed by each Bank holding the Commitment being modified; and

                (b) any change (including a waiver):

                        (i) in the definition of Required Banks or the
                provisions of this Section 12.11;

                        (ii) which has the effect of releasing the Parent, any
                Subsidiary of the Parent, or any Guarantor in a transaction which is not otherwise permitted hereby; or

                        (iii) which releases all or substantially all of the
                Guarantors of their obligations under the Subsidiary Guaranty;

        shall not be effective unless signed by all Banks.

        Section 12.12 Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Transaction Document, any interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Obligations or, if it exceeds the unpaid principal, refunded to the Parent. In determining whether the interest contracted for, charged, or received by the Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        Section 12.13 Notices. All notices and other communications provided for in any Transaction Document to which the Parent is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified in Schedule 12.13, or with respect to a Bank not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Transaction Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.2 shall not be effective until received by the Agent. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or telecopy is solely for the convenience and at the request of the Parent. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Parent to give such notice and neither the Agent nor any Bank shall have any liability to the Parent or any other Person on account of any action taken or not taken by the Agent or any Bank in reliance upon such telephonic or telecopy notice. The obligation of the Parent to repay all amounts drawn under Letters of Credit shall not be affected in any way or to any extent by any failure of the Agent or any Bank to receive written confirmation of any telephonic or telecopy notice or the receipt by the Agent or any Bank of a confirmation which is at variance with the terms understood by the Agent or such Bank to be contained in such telephonic or telecopy notice.

        Section 12.14 Governing Law; Venue; Service of Process.

                (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARENT, THE AGENT, AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PARENT, THE AGENT, AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE PARENT, THE AGENT, AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAWS OF SUCH STATE.

        Section 12.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        Section 12.16 Severability. Any provision of any Transaction Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Transaction Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 12.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        Section 12.18 Construction. The Parent, each Guarantor (by its execution of the Transaction Documents to which it is a party), the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Transaction Documents with its legal counsel and that the Transaction Documents shall be construed as if jointly drafted by the parties thereto.

        Section 12.19 Independence of Covenants. All covenants under the Transaction Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        Section 12.20 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        Section 12.21 Confidentiality. The Agent, each Bank and each participant shall use any confidential non-public information concerning the Parent and its Subsidiaries that is furnished to the Agent or such Bank by or on behalf of the Parent and its Subsidiaries in connection with the Transaction Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Transaction Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, the Agent and each Bank may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section, (b) to any bank or financial institution or other entity to which such Bank has assigned or desires to assign an interest in the Transaction Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein,
(c) to any Governmental Authority having or claiming to have authority to regulate or oversee any aspect of the Agent's or such Bank's business or that of their Representatives in connection with the exercise of such authority or claimed authority, (d) to the extent necessary or appropriate to effect or preserve the Agent's or such Bank's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against the Agent or such Bank or any of their Representatives, and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in the Agent's or a Bank's possession prior to its being provided by or on behalf of the Parent or any of its Subsidiaries, provided that such information is not known by the Agent or such Bank to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, the Parent or any of its Subsidiaries, (y) is or becomes publicly available (other than through a breach hereof by the Agent or such Bank), or (z) becomes available to the Agent or such Bank on a nonconfidential basis, provided that the source of such information was not known by the Agent or such Bank to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

        Section 12.22 Foreign Banks. Each Foreign Bank shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two (2) duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Bank and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Bank by the Parent pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Bank by the Parent pursuant to this Agreement) or such other evidence satisfactory to the Parent and the Agent that such Foreign Bank is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Foreign Bank shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant U.S. taxing authorities) as may then be available under then current U.S. laws and regulations to avoid, or such evidence as is satisfactory to the Parent and the Agent of any available exemption from or reduction of, U.S. withholding taxes in respect of all payments to be made to such Foreign Bank by the Parent pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Bank, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of applicable laws that the Parent make any deduction or withholding for taxes from amounts payable to such Foreign Bank. If such Foreign Bank fails to deliver the above forms or other documentation, then the Agent may withhold from any payment to such Foreign Bank an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Foreign Bank, such Foreign Bank shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       PARENT:

                                       WILLIAMS-SONOMA, INC.


                                       By:    /s/ SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                             -----------------------------------
                                       Title: SVP and Chief Financial Officer
                                              ----------------------------------

                                       AGENT:

                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION, as the Agent

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       BANKS:

                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION

Commitment:
       $50,000,000

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       FLEET NATIONAL BANK

Commitment:
       $25,000,000

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       THE BANK OF NEW YORK

Commitment:
       $25,000,000

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE



Exhibit A, Cover Page

                            ASSIGNMENT AND ACCEPTANCE


                                                                          ,
                                                              -----------  -----

        Reference is made to that certain Reimbursement Agreement, dated as of July 11, 2001 (as such agreement may be amended, restated, or otherwise modified in writing from time to time, the "Reimbursement Agreement") between Williams-Sonoma, Inc. (the "Parent"), the Banks from time to time party thereto, and Bank of America, National Association, as administrative agent (the "Agent"). Terms defined in the Reimbursement Agreement which are used herein shall have the meaning provided in the Reimbursement Agreement.

        The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

                1. (a) Subject to paragraph 11 hereof, effective as of the date written on Schedule 1 hereto (referred to herein as the "Effective Date"), the Assignor irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest (the "Assigned Interest") described on Schedule 1 hereto in and to the Assignor's rights and obligations under the Reimbursement Agreement.

                (b) From and after the Effective Date, (i) the Assignee shall be a party under the Reimbursement Agreement and will have all the rights and obligations of a Bank for all purposes under the Transaction Documents to the extent of the Assigned Interest and shall be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Reimbursement Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, the assignment fee required under
        Section 12.8(c) of the Reimbursement Agreement.

        2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

        3. The Assignor and the Assignee agree that all payments of principal, interest, fees, and other amounts in respect of the Assigned Interest accruing from and after the Effective Date shall be for the account of the Assignee, and all payments of such amounts in respect of the Assigned Interest accruing prior to the Effective Date shall remain for the account of the Assignor. The Assignor and the Assignee hereby agree that if either receives any payment of such amounts which is for the account of the other, it shall hold the same in trust for such party and shall promptly pay the same to such party.



ASSIGNMENT AND ACCEPTANCE - Page 1

        4. The Assignor represents and warrants to the Assignee that:

                (a) the Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the amount of all the Obligations relating to the Assigned Interest outstanding as of the Effective Date;

                (c) the Assignor has the power and authority and the legal right to make, deliver, and perform, and has taken all necessary action, to authorize the execution, delivery, and performance of this Assignment and Acceptance, and any and all other documents delivered by the Assignor in connection herewith and to fulfill the Assignor's obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Transaction Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith; and

                (d) this Assignment and Acceptance constitutes the legal, valid, and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent or the performance by the Parent of its obligations under the Transaction Documents, and assumes no responsibility with respect to any statements, warranties, or representations made under or in connection with any Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Transaction Document other than as expressly set forth above.

        5. The Assignee represents and warrants to the Assignor and the Agent that:

                (a) the Assignee is an Eligible Assignee;

                (b) the Assignee has the power and authority and the legal right to make, deliver, and perform, and has taken all necessary action, to authorize the execution, delivery, and performance of this Assignment and Acceptance, and any and all other documents delivered by the Assignee in connection herewith and to fulfill the Assignee's obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Transaction Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

                (c) this Assignment and Acceptance constitutes the legal, valid, and binding obligation of the Assignee;

                (d) under applicable law no tax will be required to be withheld by the Agent or the Parent with respect to any payments to be made to the Assignee hereunder or under any Transaction Document, and prior to or concurrently with the Agent's receipt of this

        Assignment and Acceptance, the Assignee has delivered to the Agent any tax forms required by Section 12.22 of the Reimbursement Agreement; and

                (e) the Assignee has received a copy of the Reimbursement Agreement, together with copies of the most recent financial statements of the Parent delivered pursuant thereto, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Agent or any Bank, and based upon such documents and information as the Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement.

        6. The Assignee appoints and authorizes the Agent to take such action as agent on the Assignee's behalf and to exercise such powers and discretion under the Reimbursement Agreement, the other Transaction Documents, or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto.

        7. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

        8. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

        9. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Reimbursement Agreement.

        10. The effectiveness of the assignment described herein is subject to:

                (a) if such consent is required by the Reimbursement Agreement, the Assignor and the Assignee obtaining the consent of the Agent and/or the Parent to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Agent, the Assignor and the Assignee hereby request any such required consent and request that the Agent register the Assignee as a Bank under the Reimbursement Agreement effective as of the Effective Date.

                (b) receipt by the Agent of (or other arrangements acceptable to the Agent with respect to) any applicable assignment fee referred to in
        Section 12.8(c) of the Reimbursement Agreement and any tax forms required by Section 12.22 of the Reimbursement Agreement.

By signing below, the Agent agrees to register the Assignee as a Bank under the Reimbursement Agreement, effective as of the Effective Date with respect to the Assigned Interest and will adjust the registered Commitment Percentage of the Assignor under the Reimbursement Agreement to reflect the assignment of the Assigned Interest.

        11. Attached hereto as Schedule 2 is all contact, address, account, and other administrative information relating to the Assignee.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                       THE ASSIGNOR:

                                       -----------------------------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

[ ]     Tax forms required by          THE ASSIGNEE:
        Section 12.22 of the
        Credit Agreement
        included                       -----------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

In accordance with and subject to Section 12.8 of the Reimbursement Agreement, the undersigned consent (if required) to the foregoing assignment as of the Effective Date:

THE PARENT:

WILLIAMS-SONOMA, INC.

By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

THE AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION, as the Agent

By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                              The Assigned Interest

Effective Date:
                ----------------------------------



 Assigned Commitment          Amount of Obligations        Assigned Commitment
                                     Assigned                    Percentage
 -------------------          ---------------------        -------------------

    $                             $                                         %
     -----------                   -----------                   -----------




Schedule 1 -- Solo Page

                                   Schedule 2
                                       to
                            Assignment and Acceptance


                               Contact Information





Schedule 2 - Solo Page

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE





EXHIBIT B - Cover Page

                             COMPLIANCE CERTIFICATE

        The undersigned, duly appointed and acting chief financial officer or Vice President, Finance (as the case may be) of Williams-Sonoma, Inc. (the "Parent"), being duly authorized, hereby delivers this Compliance Certificate to the Agent and the Banks, pursuant to Section 7.1(c) of that certain Reimbursement Agreement, dated as of July 11, 2001, among the Parent, Bank of America, National Association, in its capacity as administrative agent (the "Agent"), and the Banks party thereto, as such agreement may be amended, restated, or otherwise modified from time to time, reference to which hereby is made (the "Reimbursement Agreement"). Terms defined in the Reimbursement Agreement which are used herein shall have the meaning provided in the Reimbursement Agreement.

        1. The Parent hereby delivers to the Agent and the Banks [check as applicable]: ____ the audited Fiscal Year end financial statements and the unaudited consolidating financial statements required by Section 7.1(a); or ____ the Fiscal Quarter end financial statements required by Section 7.1(b), dated as of ________, ____. Such financial statements are complete and correct in all material respects and have been prepared in accordance with GAAP (as applicable) applied consistently throughout the periods reflected therein, except for year-end audit adjustments and the inclusion of footnotes for any financial statements delivered pursuant to Section 7.1(b).

        2. The undersigned represents and warrants to the Agent and the Banks that, except as may have been previously or concurrently disclosed to the Agent and the Banks in writing by the Parent, the representations and warranties contained in Article 6 of the Reimbursement Agreement are true and correct on and as of the date of this Compliance Certificate as if made on and as of the date hereof (except to the extent that such representations and warranties are expressly by their terms made only as of the Closing Date or another specified date).

        3. The undersigned hereby states that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

        [ ]    No Default exists as of the date hereof.

        [ ] One or more Defaults have occurred or exist as of the date hereof. Included within Exhibit A attached hereto is a written description specifying each such Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps being taken by the Parent with respect thereto. Except as so specified, no Default exists as of the date hereof.

        4. Exhibit B attached hereto sets forth the calculations necessary to establish the status of the Parent's compliance with the covenants contained in
Article 9 of the Reimbursement Agreement as of the effective date of the financial statements referenced in paragraph 1 above.



COMPLIANCE CERTIFICATE - Page 1

        Date of execution of this Compliance Certificate:           ,     .
                                                         ----------- -----


                                       WILLIAMS-SONOMA, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A
                                       to
                             COMPLIANCE CERTIFICATE

                                      dated
                                           ,
                                ----------- -----


The following is attached to and made a part of the above referenced Compliance Certificate.

                               [specify Defaults]




EXHIBIT A - Defaults

                                    EXHIBIT B
                                       to
                             COMPLIANCE CERTIFICATE

                                      dated
                                           ,
                                ----------- -----


The following is attached to and made a part of the above referenced Compliance Certificate.

1.       Leverage Ratio - Section 9.1:                                                                             Compliance
         (a)    Total Adjusted Funded Debt:
               (i)    Average Funded Debt(1), plus                                                  $
                                                                                                     --------
               (ii)   (A)   all lease and rent expense for any real Property        $
                            for the preceding four (4) Fiscal Quarters,              --------
                            multiplied by
                      (B)   eight, plus                                             x       8       $
                                                                                                     --------
               (iii)  (A)   all lease and rent expense for any personal             $
                            Property for the preceding four (4) Fiscal               --------
                            Quarters, multiplied by
                      (B)   three                                                   x       3       $
                                                                                                     --------
               (iv)   Total Adjusted Funded Debt                                                    $
                      [1(a)(i) + 1(a)(ii)(B) + 1(a)(iii)(B)]                                         --------
         (b)   EBITDAR:
               (i)    Net Income, plus (or less any benefit from)                   $
                                                                                     --------
               (ii)   Income or franchise taxes to the extent included in the       $
                      determination of Net Income, plus                              --------
               (iii)  Interest Expense to the extent included in the                $
                      determination of Net Income, plus                              --------
               (iv)   amortization and depreciation expense to the extent           $
                      included in the determination of Net Income, plus              --------
               (v)    Other non-cash, non-recurring charges to the extent           $
                      included in the determination of Net Income, minus             --------
               (vi)   Other non-recurring gains to the extent included in the       $
                      determination of Net Income, plus                              --------
               (vii)  All lease and rent expense for any real Property or           $
                      personal Property to the extent included in the                --------
                      determination of Net Income
               (viii) Total EBITDAR  [sum of 2(b)(i) through 2(b)(vii)]                             $
                                                                                                      --------
         (c)    Actual Leverage Ratio [1(a)(iii) / 1(b)(viii)]                                          to 1.00
                                                                                                     ---
         (d)   Required Maximum Leverage Ratio(2)                                                       to 1.00         Yes   No
                                                                                                     ---

----------

    (1) The average of all Funded Debt as of the end of each of the immediately preceding twelve (12) Fiscal Periods.

    (2) From April 29, 2001 through and including October 28, 2001, less than or equal to 4.00 to 1.00; from February 3, 2002 through and including November 3, 2002, less than or equal to 3.75 to 1.00; and from February 2, 2003 and thereafter, less than or equal to 3.50 to 1.00.

                                                                                                                    Compliance
2.       Fixed Charge Coverage Ratio - Section 9.2

         (a)   EBITDAR [1(b)(viii)]                                                                 $
                                                                                                     --------
         (b)   Fixed Charges
               (i)    Interest Expense to the extent included in the                $
                      determination of Net Income [1(b)(iii)], plus                  ---------
               (ii)   lease and rent expense for any real Property or               $
                      personal Property, plus                                        ---------
               (iii)  scheduled principal payments on long term Debt                $
                      (including Capital Leases)                                     ---------
               (iv)   Total fixed charges                                                           $
                      [2(b)(i) + 2(b)(ii) + 2(b)(iii)]                                               --------
         (c)   Actual Fixed Charge Coverage Ratio                                                      to 1.00
               [2(a) / 2(b)(iv)]                                                                    ---
         (d)   Required Minimum Fixed Charge Coverage Ratio(3)                                         to 1.00          Yes   No
                                                                                                    ---

3.       Minimum Tangible Net Worth - Section 9.3

         (a)   Shareholder's Equity, minus                                          $
                                                                                     --------
         (b)   Intangible assets                                                    $
                                                                                     --------
         (c)   Actual Tangible Net Worth [3(a) - 3(b)]                                              $
                                                                                                     --------
         (d)   Required Minimum Tangible Net Worth(4)                                               $                 Yes   No
                                                                                                     --------

4.       Capital Expenditures - Section 9.4(5)

         (a)    Actual Capital Expenditures                                                         $
                                                                                                     --------
         (b)   Gross revenue, multiplied by                                         $
                                                                                     --------
         (c)    Eight and one-half percent, plus                                    x    0.085
         (d)   50% of remaining allowable Capital Expenditures for the              $
               preceding Fiscal Year                                                 --------

         (e)    Maximum Capital Expenditures                                                        $                 Yes   No
                                                                                                     --------

----------

    (3) From April 29, 2001 through and including October 28, 2001, greater than or equal to 2.00 to 1.00; from February 3, 2002 through and including November 3, 2002, greater than or equal to 2.10 to 1.00; from February 2, 2003 through and including May 3, 2003, greater than or equal to 2.25 to 1.00; and from August 3, 2003 and thereafter, greater than or equal to 2.50 to 1.00.

    (4) The sum of (a) $335,000,000, plus (b) seventy-five percent (75.0%) of the Borrower's positive Net Income for each Fiscal Quarter completed after April 30, 2000, plus (c) one hundred percent (100%) of any increase in Tangible Net Worth attributable to issuance of equity Securities of the Borrower or any Subsidiary of the Borrower after April 30, 2000.

    (5) Beginning with the Fiscal Year ending February 3, 2002 and as of the end of each Fiscal Year thereafter.


EXHIBIT B - Covenant Calculations

                                    EXHIBIT C

                           FORM OF SUBSIDIARY GUARANTY




EXHIBIT C - Cover Page

                               GUARANTY AGREEMENT
                                  (Subsidiary)

        This GUARANTY AGREEMENT ("Guaranty"), dated as of July 11, 2001, is executed and delivered by each of the undersigned (collectively and individually referred to herein as the "Guarantor"), to and in favor of the Agent (as defined below).

                                    RECITALS:

        A. Williams-Sonoma, Inc. (the "Parent"), the Banks party thereto (together with their successors and assigns, the "Banks"), and Bank of America, National Association, as administrative agent for the Banks (the "Agent"), are, concurrently herewith entering into that certain Reimbursement Agreement dated as of July 11, 2001 (such Reimbursement Agreement, as it may hereafter be amended, restated, or otherwise modified from time to time, being hereinafter referred to as the "Reimbursement Agreement"; capitalized terms not otherwise defined herein shall have the same meaning as set forth for such terms in the Reimbursement Agreement).

        B. The Guarantor has directly and indirectly benefited and will directly and indirectly benefit from the Letters of Credit issued pursuant to the Reimbursement Agreement.

        C. The execution and delivery of this Guaranty is required by the Reimbursement Agreement and is a condition to the Agent's taking any Letter of Credit Action under the Reimbursement Agreement.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Agent and the Banks, the full and prompt payment and performance of the Guaranteed Indebtedness (as defined below) upon the following terms:

        1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Reimbursement Agreement and shall include, without limitation, any and all post-petition interest and expenses (including, without limitation, Attorney Costs) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that, notwithstanding anything to the contrary contained in this Guaranty, the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the greatest amount that would not render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to avoidance under Sections 544, 548, or 550 of the Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided, further, that, for purposes of the immediately preceding clauses, it shall be presumed that the Guaranteed Indebtedness hereunder does not equal or exceed any aggregate amount which would render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to being so avoided, set aside, or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary. Subject to but without limiting the generality of the foregoing sentence, the provisions of this Guaranty are severable and, in any legally binding action or proceeding involving any state corporate law or any bankruptcy, insolvency, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity, if the indebtedness, liabilities, or obligations of the Guarantor hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the amount of its indebtedness, liabilities, or obligations hereunder, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such indebtedness, liabilities, or obligations shall, for purposes of determining the Guarantor's obligations under this Guaranty, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding.

        2. The Guarantor, together with each guarantor under any other guaranty (and specifically including each Guarantor hereunder), if any, relating to the Reimbursement Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, agrees that it and all such other guarantors (collectively, the "Contributing Guarantors") together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by the Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share; provided, however, that the obligations to or from any Funding Guarantor as described in this paragraph 2 shall be subordinate to the obligation of the Guarantor to pay the Guaranteed Indebtedness as more fully set forth in paragraph 11 hereof. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of
(i) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or a Related Guaranty, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

        3. This Guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance and not a guaranty of collection, and the Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance) which the Parent may have against the Agent, any Bank, or any other party, or which the Guarantor may have against the Parent, the Agent, any Bank, or any other party, shall be available to, or shall be asserted by, the Guarantor against the Agent, any Bank, or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

        4. If the Guarantor becomes liable for any indebtedness owing by the Parent to the Agent or any Bank by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agent and the Banks hereunder shall be cumulative of any and all other rights that the Agent and the Banks may ever have against the Guarantor. The exercise by the Agent and the Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        5. In the event of default by the Parent in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantor shall promptly pay the amount due thereon to the Agent, for the benefit of the Agent and the Banks, without notice or demand in lawful currency of the U.S., and it shall not be necessary for the Agent or any Bank, in order to enforce such payment by the Guarantor, first to institute suit or exhaust its remedies against the Parent or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by the Guarantor, then the Guarantor shall be subrogated to the rights then held by the Agent and the Banks with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by the Guarantor and, in addition, upon payment by the Guarantor of any sums to the Agent hereunder, all rights of the Guarantor against the Parent, any other guarantor of the Guaranteed Indebtedness, or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness and no such right or remedy of subrogation, reimbursement or otherwise shall be exercised or otherwise entered (except that proofs of claim may be filed in a bankruptcy or insolvency proceeding) unless and until the Guaranteed Indebtedness has been indefeasibly paid in full.

        6. If acceleration of the time for payment of any amount payable by the Parent under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Parent, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent or any Bank.

        7. The Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following occurrences or events, whether or not with notice to or the consent of the Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of the Guarantor hereunder, or the full or partial release of any other guarantor of the Guaranteed Indebtedness from liability for any or all of the Guaranteed Indebtedness; (c) any disability of the Parent, or the dissolution, insolvency, or bankruptcy of the Parent, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent or any Bank to the Parent, the Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Parent or any other party to the Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any Lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of the Parent; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Parent, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness other than payment of the Guaranteed Indebtedness.

        8. The Guarantor represents and warrants as follows:

                (a) All of the representations and warranties in the Reimbursement Agreement relating to the Guarantor are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to the Transaction Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date or to the extent that a fact, event, or circumstance has occurred that makes such representation or warranty untrue but which is not prohibited to occur or exist (or which does not cause a Default or an Event of Default) under the Transaction Documents.

                (b) The value of the consideration received and to be received by the Guarantor as a result of the Parent, the Agent, and the Banks entering into the Reimbursement Agreement and the Guarantor's executing and delivering this Guaranty and the other Transaction Documents to which it is a party is reasonably worth at least as much as the liability and obligation of the Guarantor hereunder and thereunder, and the Reimbursement Agreement and the extension of credit to the Parent thereunder have benefitted and may reasonably be expected to benefit the Guarantor directly or indirectly. Execution and delivery of this Guaranty and the other Transaction Documents to which the Guarantor is a party is necessary or convenient to the conduct, promotion, and attainment of the business of the Guarantor.

                (c) The Guarantor has, independently and without reliance upon the Agent or any Bank and based upon such documents and information as the Guarantor has deemed appropriate, made its own analysis and decision to enter into the Transaction Documents to which it is a party.

                (d) The Guarantor has adequate means to obtain from the Parent on a continuing basis information concerning the financial condition and assets of the Parent, and the Guarantor is not relying upon the Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to the Guarantor either now or in the future.

        9. The Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Reimbursement Agreement, the Guarantor will comply with all covenants set forth in the Reimbursement Agreement specifically applicable to the Guarantor, the terms of which are incorporated herein by reference.

        10. During the existence of an Event of Default, the Agent and the Banks shall have the right to set-off and apply against this Guaranty or the Guaranteed Indebtedness or both, at any time and without notice to the Guarantor, any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by the Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from the Agent and the Banks to the Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent or any Bank shall have made any demand under this Guaranty. Each Bank agrees promptly to notify the Parent (with a copy to the Agent) after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of the Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or any Bank may have.

        11. (a) The Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior indefeasible payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest, or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness or any part thereof shall be made or given, directly or indirectly by or on behalf of any Debtor (as defined below) or received, accepted, retained, or applied by the Guarantor unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash; except that prior to occurrence of an Event of Default, the Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business unless, and except to the extent that, the payment or receipt of such payments is prohibited or otherwise restricted by the Reimbursement Agreement or another Transaction Document other than this Guaranty. During the existence of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained, or applied by the Guarantor, except for payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash. If any sums shall be paid to the Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Guarantor for the benefit of the Agent (for the benefit of the Agent and the Banks) and shall forthwith be paid to the Agent without affecting the liability of the Guarantor under this Guaranty and may be applied by the Agent against the Guaranteed Indebtedness in accordance with the terms of the Reimbursement. Upon the request of the Agent, the Guarantor shall execute, deliver, and endorse to the Agent such documentation as the Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of the Parent or any other party obligated at any time to pay any of the Guaranteed Indebtedness other than the Guarantor (the Parent and such other obligated parties (including, without limitation, any Contributing Guarantors) are referred to herein as the "Debtors") to the Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor.

                (b) The Guarantor agrees that any and all Liens (including, without limitation, any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens, if any, upon any Debtor's assets securing payment of the Guaranteed Indebtedness, or any part thereof, regardless of whether such Liens in favor of the Guarantor, the Agent, or any Bank presently exist or are hereafter created or attached. Without the prior written consent of the Agent, until final repayment in full of all Guaranteed Indebtedness, the Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor (provided that the Guarantor may file proofs of claim against the Parent or any other Debtor in any bankruptcy or insolvency proceeding), or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any obligations of any Debtor to the Guarantor or any Liens held by the Guarantor on assets of any Debtor.

                (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, the Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee, or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness, except payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, until the Guaranteed Indebtedness has been indefeasibly paid in full in cash. The Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the terms of the Reimbursement Agreement.

                (d) The Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

        12. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks except as otherwise provided in the Reimbursement Agreement. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Parent or others (including, without limitation, any guarantor of the Guaranteed Indebtedness), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of the Guarantor against the Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

        14. This Guaranty is for the benefit of the Agent (for the benefit of the Agent and the Banks) and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

        15. The Guarantor recognizes that the Agent and the Banks are relying upon this Guaranty and the undertakings of the Guarantor hereunder and under the other Transaction Documents to which the Guarantor is a party in making extensions of credit to the Parent under the Reimbursement Agreement and further recognizes that the execution and delivery of this Guaranty and the other Transaction Documents to which the Guarantor is a party is a material inducement to the Agent and the Banks in entering into the Reimbursement Agreement and continuing to extend credit thereunder. The Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty or any other Transaction Document to which it is a party.

        16. Any notice or demand to the Guarantor under or in connection with this Guaranty or any other Transaction Document to which it is a party shall be deemed effective if given to the Guarantor, at the address of the Parent in accordance with the notice provisions in the Reimbursement Agreement.

        17. The Guarantor shall pay on demand all Attorney Costs and all other reasonable costs and expenses incurred by the Agent and the Banks in connection with the administration, enforcement, or collection of this Guaranty.

        18. The Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by the Parent of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty.

        19. The Reimbursement Agreement, and all of the terms thereof, are incorporated herein by reference the same as if stated verbatim herein, and the Guarantor agrees that the Agent and the Banks may exercise any and all rights granted to any of them under the Reimbursement Agreement and the other Transaction Documents without affecting the validity or enforceability of this Guaranty.

        20. Notwithstanding any provision of this Guaranty to the contrary:

                (a) The Guarantor understands and acknowledges that if the Agent or any Bank forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Parent or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guaranty. The Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this Guaranty based on
        Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, the Guarantor freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that the Guarantor will be fully liable under this Guaranty even though the Agent or any Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Indebtedness,

        (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Agent or any Bank may commence to enforce this Guaranty, (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor in this Guaranty include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Code, and (iv) acknowledges and agrees that the Agent or any Bank is relying on this waiver in creating the Guaranteed Indebtedness, and that this waiver is a material part of the consideration which the Agent or any Bank is receiving for creating the Guaranteed Indebtedness.

                (c) The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

                (d) The Guarantor waives all rights and defenses that the Guarantor may have because any of the indebtedness is secured by real property. This means, among other things: (i) the Agent or any Bank may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Parent; and (ii) if the Agent or any Bank forecloses on any real property collateral pledged by the Parent (1) the amount of the indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Agent or any Bank may collect from the Guarantor even if the Agent or any Bank, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Parent. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any of the indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

        21. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR WITH RESPECT TO THE GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING AMONG THE GUARANTOR, THE AGENT, AND THE BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT, OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS AMONG THE GUARANTOR, THE AGENT, AND THE BANKS.

        22. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND THE APPLICABLE LAWS OF THE U.S.

        EXECUTED as of the 11th day of July, 2001.

                                       THE GUARANTOR:

                                       WILLIAMS-SONOMA STORES, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       WILLIAMS-SONOMA DIRECT, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       WILLIAMS-SONOMA RETAIL SERVICES, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       POTTERY BARN, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       POTTERY BARN KIDS, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       CHAMBERS CATALOG COMPANY, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       HOLD EVERYTHING, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       WILLIAMS-SONOMA STORES, LLC

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       WILLIAMS-SONOMA PUBLISHING, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                       ELM STREET CATALOG COMPANY, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------

                                    EXHIBIT D

                            FORM OF JOINDER AGREEMENT










EXHIBIT D - Cover Page

                                JOINDER AGREEMENT

        This JOINDER AGREEMENT (the "Agreement") dated as of ____________, 200_, is executed by the undersigned (the "Debtor") for the benefit of BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks party to the hereafter identified Reimbursement Agreement (the "Agent") and for the benefit of the Banks in connection with that certain Reimbursement Agreement, dated as of July 11, 2001, among Williams-Sonoma, Inc. (the "Parent"), the Agent, and the Banks from time to time party thereto (as such agreement may be amended, restated, or otherwise modified, the "Reimbursement Agreement"; capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Reimbursement Agreement).

                                    RECITALS:

        A. The Debtor is a Subsidiary of the Parent.

        B. Proceeds of the Letters of Credit under the Reimbursement Agreement will, in part, be utilized by the Debtor in connection with its business operations.

        C. As consideration for the benefits derived by the Debtor as described in Recital B, the Debtor has agreed to become a party as a "Guarantor" to that certain Guaranty Agreement, dated as of July 11, 2001, entered into by each of the Guarantors pursuant to the terms of the Reimbursement Agreement for the benefit of the Agent (the "Guaranty Agreement"). The Debtor now desires to become a "Guarantor" under the Guaranty Agreement as required by the Reimbursement Agreement.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

                                   AGREEMENT:

        1. The Debtor hereby assumes all the obligations of a "Guarantor" under the Guaranty Agreement and agrees that it is a "Guarantor" and bound as a "Guarantor" under the terms of the Guaranty Agreement as if it had been a signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

        2. This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Debtor enforceable against the Debtor. The Debtor hereby waives notice of the Agent's or any Lender's acceptance of this Agreement.



JOINDER AGREEMENT - Page 1

        IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

                                       GUARANTOR:


                                       -----------------------------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                               CLOSING CERTIFICATE

        The undersigned, duly appointed and acting officer, on behalf of WILLIAMS-SONOMA, INC., a California corporation (the "Parent"), being duly authorized, hereby delivers this Closing Certificate to BANK OF AMERICA, NATIONAL ASSOCIATION (the "Agent"), for the benefit of the Banks, pursuant to the certain Reimbursement Agreement dated as of July 11, 2001, among the Parent, the Agent, and the Banks party thereto, as such agreement may be amended from time to time, reference to which hereby is made (the "Reimbursement Agreement"). Terms defined in the Reimbursement Agreement, wherever used herein, shall have the same meanings as are prescribed by the Reimbursement Agreement.

        The undersigned hereby certifies to the Agent that, to the best of his/her knowledge and based on an examination sufficient to enable him/her to make an informed statement:

                (a) All of the representations and warranties made under the Reimbursement Agreement are true and correct as of the Closing Date.

                (b) No Default or Event of Default exists as of the date hereof.

                (c) All conditions to the Banks' taking any Letter of Credit Action under Section 5.1 of the Reimbursement Agreement have occurred.

                (d) Attached hereto as Exhibit A are true and correct copies of all material consents or waivers, if any, necessary for the execution, delivery, and performance by the Parent and each of the Guarantors of the Transaction Documents to which it is a party.

Executed as of the Closing Date.


                                       WILLIAMS-SONOMA, INC.

                                       By:   /s/  SHARON L. McCOLLAM
                                           -------------------------------------
                                       Name:  Sharon L. McCollam
                                              ----------------------------------
                                       Title: SVP and Chief Financial Officer
                                             -----------------------------------




CLOSING CERTIFICATE - Page 1

                                  Schedule 1.1
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                           Existing Letters of Credit


[TO BE COMPLETED PRIOR TO CLOSING]

                                  Schedule 5.1
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                             Government Certificates


California
Florida
Illinois
Massachusetts
Mississippi
Nevada
New York
New Jersey
Oklahoma
Pennsylvania
Tennessee

                                  Schedule 5.2
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                            Governmental Restrictions


The Parent is currently being audited by the U.S. Customs Department and has created reserves to cover a potential assessment that might be made in connection with the audit. There is no guarantee, however, that the audit will not have a Material Adverse Effect.

                                  Schedule 6.4
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                              Operation of Business


The Parent's documentary letter of credit facility under the Letter of Credit Agreement was increased from $65,000,000 to $95,000,000 on June 11, 2001.

                                  Schedule 6.5
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                            Litigation and Judgments

Bonnie Weinstein, Jack Biancalana, et. al v. Williams-Sonoma, Inc., The Ruffoni Family, et. al., Case No. 301-563 (filed March 8, 2000), Superior Court of California (San Francisco). The class action lawsuit filed against the Parent alleges physical injuries and emotional distress suffered and is seeking approximately $22,500,000 in damages. The Parent believes that the matter is covered by insurance and has referred the matter to its insurance carrier. Although the Parent believes it has strong defenses, litigation is inherently unpredictable and there is no guarantee the Parent will prevail and that the outcomes of the case would not have a Material Adverse Effect.

Rachel M. Blackman v. Williams-Sonoma, Inc., Case No. BS041086 (filed January 31, 2001), Superior Court of California, Small Claims Division, County of Contra Costa. This lawsuit filed against the Parent alleged damages to floor, couch and wall of Plaintiff's home and Plaintiff was seeking approximately $2,000 in damages. The Parent believed that the matter was covered by insurance and referred the matter to its insurance carrier. The Parent appeared in court on March 19, 2001 and a judgment was issued in favor of the Plaintiff in the amount of $1,196.00, which amount will be paid.

Mariposa Lease Dispute. Dispute between landlord and the Parent (Tenant) for unpaid costs of tenant improvements. The landlord (1900 Bryant Street) alleges that the Parent owes an additional $1.2 million. The Parent seeks an accounting from the landlord and general contractor for tenant improvement charges. The landlord disputes the Parent's right to an accounting and has filed a lawsuit against the Parent. There is no guarantee that the Parent will prevail and that the outcome of the case would not have a Material Adverse Effect.

                                  Schedule 6.9
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                      Debt

1. $40,000,000 7.20% Senior Notes Due August 8, 2005 issued by the Parent pursuant to that certain Note Agreement dated as of August 1, 1995. The outstanding principal balance as of April 29, 2001 was $28,572,000.

2. $14,000,000 aggregate initial principal amount pursuant to that certain Lease Intended as Security dated as of January 25, 2000, between the Parent and Banc of America Leasing & Capital, LLC. (See Schedule 10.2 regarding the lien filed with the Federal Aviation Administration). As of April 29, 2001, the remaining principal balance on the synthetic lease was approximately $12,241,000.

3. Approximately $499,000 outstanding as of April 29, 2001 under capital leases (excluding the capital lease described in Item 2 above).

4. Other Debt outstanding on the Closing Date in a principal amount not to exceed in the aggregate, together with all other Debt listed on this
        Schedule 6.9 and the amount shown on the Parent's most recent financial statement delivered pursuant to Section 8.2 of the Credit Agreement, plus $100,000.

5. $95,000,000 letter of credit facility pursuant to that certain Letter of Credit Agreement, between the Parent and Bank of America, dated as of June 1, 1997, as amended. As of April 29, 2001 there were approximately $39,281,000 of letters of credit issued under such Letter of Credit Agreement.

6. $10,052,000 pursuant to that certain Master Equipment Lease Agreement dated as of April 20, 2001 between Williams-Sonoma Stores, Inc. and Williams-Sonoma Stores, LLC, as lessee, and Fleet Capital Corporation, as lessor.

                                  Schedule 6.10
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                      Taxes

INCOME AND FRANCHISE TAX -- CURRENT AUDITS:

ARIZONA. Although no formal assessment has been issued by Department of Revenue, the auditor has estimated approximately $52,000 in additional taxes. The Parent is currently reviewing the strength of its position during the audit years to determine if this amount can be reduced.

TENNESSEE. There has been no formal assessment issued. The auditor is currently reviewing Parent's support for a jobs credit taken during the years under audit. The Parent believes there will be no audit adjustment, but there can be no assurance of no adjustment.

SALES AND USE TAX -- CURRENT AUDITS:

BATON ROUGE. A $6,400 assessment is being protested. The Parent expects to be able to have the assessment either significantly reduced or eliminated, but there can be no assurance of any such adjustment.

CALIFORNIA. No formal or proposed assessments have been issued. The Parent believes that any liabilities (for the period of January 1, 1998 through May 25, 2001), from the issues identified so far by the auditor will not have a Material Adverse Effect, but there can be no assurance that other issues will not be identified or have a Material Adverse Effect.

CONNECTICUT. The audit is approximately 75% complete. The Parent believes the exposure to be immaterial, but there can be no assurance as to this conclusion.

MASSACHUSETTS. The Parent has agreed to an assessment of approximately $40,000. A final assessment statement is forthcoming.

Texas. A formal assessment was issued, assessing tax liabilities relating to two issues. The Parent is pursuing all reasonable avenues to reduce the assessment. There can be no assurance that the assessment will not have a Material Adverse Effect.

TENNESSEE. A proposed tax assessment of $1,324,884 has been issued. The Parent is pursuing all reasonable avenues to reduce the assessment; however, there can be no assurance that the assessment will not have a Material Adverse Effect.

OTHER TAXES -- CURRENT AUDITS:

FLORIDA. Potential exposure from the recent Florida intangible tax audit should not exceed $10,000. Parent's position is that no tax is due, but there can be no assurance of avoiding liability.

                                  Schedule 6.12
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                  ERISA Matters

None.

                                  Schedule 6.14
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                          Subsidiaries; Capitalization

1.      SUBSIDIARIES: Williams-Sonoma Stores, Inc.
                      Williams-Sonoma Direct, Inc.
                      Williams-Sonoma Retail Services, Inc.
                      Pottery Barn, Inc.
                      Pottery Barn Kids, Inc.
                      Chambers Catalog Company, Inc.
                      Hold Everything, Inc.
                      Williams-Sonoma Stores, LLC
                      Elm Street Catalog Company, Inc.
                      Williams-Sonoma Canada, Inc.
                      Williams-Sonoma Publishing, Inc.

2.      CAPITALIZATION:

        CORPORATIONS

                    State of                                                                                 Percentage
    Issuer        Incorporation          Authorized Stock            Issued Stock          Shareholder       Interest
    ------        -------------          ----------------            ------------          -----------       --------

Williams-         California             126,562,500 shares of       55,802,785
Sonoma, Inc.                             Common Stock and            shares of
                                                                                           N/A               N/A
                                         7,500,000 shares of         Common
                                         Preferred Stock             Stock(1)

Williams-Sonoma   California             100 shares of               100 shares of         Williams-
Stores, Inc.                             Common Stock                Common                Sonoma, Inc.      100%
                                                                     Stock

Williams-Sonoma   California             1,000 shares of             100 shares of         Williams-
Direct, Inc.                             Common Stock                Common                Sonoma, Inc.      100%
                                                                     Stock

Williams-Sonoma   California             1,000 shares of             1,000 shares of       Williams-
Retail Services,                         Common Stock                Common                Sonoma, Inc.      100%
Inc.                                                                 Stock

----------

   (1) As of April 20, 2001

                      State of                                                                               Percentage
    Issuer          Incorporation        Authorized Stock            Issued Stock          Shareholder       Interest
    ------          -------------        ----------------            ------------          -----------       --------

Pottery Barn,        California          1,000 shares of             100 shares of          Williams-
Inc.                                     Common Stock                Common                 Sonoma, Inc.       100%
                                                                     Stock

Pottery Barn         California          1,000 shares of             1,000 shares of        Williams-
Kids, Inc.                               Common Stock                Common                 Sonoma, Inc.       100%
                                                                     Stock

Chambers Catalog     California          100 shares of               100 shares of          Williams-
Company, Inc.                            Common Stock                Common                 Sonoma, Inc.       100%
                                                                     Stock

Hold Everything,     California          1,000 shares of             100 shares of          Williams-
Inc.                                     Common Stock                Common                 Sonoma, Inc.       100%
                                                                     Stock

Elm Street           California          1,000 shares of             1,000 shares of        Williams-
Catalog                                  Common Stock                Common                 Sonoma, Inc.       100%
Company,                                                             Stock
Inc.

Williams-Sonoma      Ontario,            Unlimited shares            100 shares of          Williams-
Canada, Inc.         Canada              of Common Stock             Common                 Sonoma, Inc.       100%
                                                                     Stock

Williams-Sonoma      California          1,000 shares of             1,000 shares of        Williams-
Publishing, Inc.                         Common Stock                Common                 Sonoma, Inc.       100%
                                                                     Stock

        LIMITED LIABILITY COMPANIES

                        State of
    Issuer              Formation              Members              Units        Percentage
    ------              ---------              -------              -----        ----------
Williams-Sonoma         Delaware           Williams-Sonoma
Stores, LLC                                Stores, Inc.              100            100%

3.      OPTIONS, WARRANTS, VOTING AGREEMENTS:

        As of May 29, 2001 there were options outstanding covering 7,315,495 shares of Common Stock of the Parent.

                                  Schedule 6.15
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                               Material Agreements

None.

                                  Schedule 6.19
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                              Environmental Matters

None.

                                  Schedule 6.20
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                  Broker's Fees

None.

                                  Schedule 6.21
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                Employee Matters

None.

                                  Schedule 8.4
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                                   Investments

1. 23,535 shares of Il Fornaio (America) Corporation common stock. The total investment was valued at $282,420 on April 29, 2001.

2. 937,234 shares of Series J Preferred Stock of WeddingChannel.com, Inc., a Delaware corporation. The total investment was valued at $1,750,002 on April 29, 2001.

3.      See Schedule 6.14, Section 1, regarding Subsidiaries of the Parent.

                                 Schedule 12.13
                                       to
                              Williams-Sonoma, Inc.
                             Reimbursement Agreement

                              Addresses for Notices

WILLIAMS - SONOMA, INC.:

       Williams-Sonoma, Inc.
       3250 Van Ness Avenue
       San Francisco, California 94109
       Attention:  Sharon McCollam, Chief Financial Officer
       Telecopy No.:  415-676-8775

                                 Schedule 12.13
                                     (cont.)

BANK OF AMERICA, NATIONAL ASSOCIATION (as the Agent)

Letter of Credit Applications:

       Trade Finance
       CA9-703-19-23
       333 S. Beaudry Avenue
       Los Angeles, California 90017-1466
       Attention: Jay Mendon
       Telecopy No.: 213-345-9665

       cc: Commercial Agency Management

Other Notices:

       Commercial Agency Management
       WA1-501-37-20
       800 Fifth Avenue, Floor 37
       Seattle, Washington 98104
       Attention: Dora A. Brown
       Telecopy No.: 206-358-0971

Agent's Payment Instructions:

       Bank of America, National Association
       ABA #11100012
       Dallas, Texas
       Acct. # Corporate FTA 3750836479
       Attention: Candice Serrano
       Reference:  Williams-Sonoma

                                 Schedule 12.13
                                     (cont.)

BANK OF AMERICA, NATIONAL ASSOCIATION (as a Bank)

       CA5-102-LL-13
       345 Montgomery St.
       San Francisco, California 94104
       Attention:  Stephanie Barrell
       Telecopy No.: 415-622-1878

                                 Schedule 12.13
                                     (cont.)

FLEET NATIONAL BANK

Funding Notices:

       100 Federal Street
       Mail Code: MA DE 10008F
       Boston, Massachusetts 02110
       Attention: Dwayne Nelson

Credit Contact:

       100 Federal Street
       Mail Code: MA DE 10008F
       Boston, Massachusetts 02110
       Attention:  Peter Griswold
       Telecopy No.:  617-434-6685

Operations Contact:

       100 Federal Street
       Mail Code: MA DE 10008F
       Boston, Massachusetts 02110
       Attention:  Dwayne Nelson
       Telecopy No.:  617-434-9933

                                 Schedule 12.13
                                     (cont.)

THE BANK OF NEW YORK

Funding Notices:

       101 Barclay Street
       New York, New York 10286
       Attention: Commercial Loan Servicing Department

Credit Contact:

       One Wall Street
       New York, New York 10286
       Attention:  Charlotte Sohn Fuiks
       Telecopy No.: 212-635-1483

Operations Contact:

       One Wall Street
       New York, New York 10286
       Attention:  Madlyn Myrick
       Telecopy No.:  212-653-1481

                               GUARANTY AGREEMENT
                                  (Subsidiary)

        This GUARANTY AGREEMENT ("Guaranty"), dated as of July 11, 2001, is executed and delivered by each of the undersigned (collectively and individually referred to herein as the "Guarantor"), to and in favor of the Agent (as defined below).

                                    RECITALS:

        A. Williams-Sonoma, Inc. (the "Parent"), the Banks party thereto (together with their successors and assigns, the "Banks"), and Bank of America, National Association, as administrative agent for the Banks (the "Agent"), are, concurrently herewith entering into that certain Reimbursement Agreement dated as of July 11, 2000 (such Reimbursement Agreement, as it may hereafter be amended, restated, or otherwise modified from time to time, being hereinafter referred to as the "Reimbursement Agreement"; capitalized terms not otherwise defined herein shall have the same meaning as set forth for such terms in the Reimbursement Agreement).

        B. The Guarantor has directly and indirectly benefitted and will directly and indirectly benefit from the Letters of Credit issued pursuant to the Reimbursement Agreement.

        C. The execution and delivery of this Guaranty is required by the Reimbursement Agreement and is a condition to the Agent's taking any Letter of Credit Action under the Reimbursement Agreement.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Agent and the Banks, the full and prompt payment and performance of the Guaranteed Indebtedness (as defined below) upon the following terms:

        1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Reimbursement Agreement and shall include, without limitation, any and all post-petition interest and expenses (including, without limitation, Attorney Costs) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that, notwithstanding anything to the contrary contained in this Guaranty, the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the greatest amount that would not render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to avoidance under Sections 544, 548, or 550 of the Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided, further, that, for purposes of the immediately preceding clauses, it shall be presumed that the Guaranteed Indebtedness hereunder does not equal or exceed any aggregate amount which would render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to being so avoided, set aside, or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary. Subject to but without limiting the generality of the foregoing sentence, the provisions of this Guaranty are severable and, in any legally binding action or proceeding involving any state corporate law or any bankruptcy, insolvency, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity, if the indebtedness, liabilities, or obligations of the Guarantor hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the amount of its indebtedness, liabilities, or obligations hereunder, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such indebtedness, liabilities, or obligations shall, for purposes of determining the Guarantor's obligations under this Guaranty, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding.

        2. The Guarantor, together with each guarantor under any other guaranty (and specifically including each Guarantor hereunder), if any, relating to the Reimbursement Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, agrees that it and all such other guarantors (collectively, the "Contributing Guarantors") together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by the Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share; provided, however, that the obligations to or from any Funding Guarantor as described in this paragraph 2 shall be subordinate to the obligation of the Guarantor to pay the Guaranteed Indebtedness as more fully set forth in paragraph 11 hereof. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of
(i) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or a Related Guaranty, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

        3. This Guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance and not a guaranty of collection, and the Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance) which the Parent may have against the Agent, any Bank, or any other party, or which the Guarantor may have against the Parent, the Agent, any Bank, or any other party, shall be available to, or shall be asserted by, the Guarantor against the Agent, any Bank, or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

        4. If the Guarantor becomes liable for any indebtedness owing by the Parent to the Agent or any Bank by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agent and the Banks hereunder shall be cumulative of any and all other rights that the Agent and the Banks may ever have against the Guarantor. The exercise by the Agent and the Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        5. In the event of default by the Parent in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantor shall promptly pay the amount due thereon to the Agent, for the benefit of the Agent and the Banks, without notice or demand in lawful currency of the U.S., and it shall not be necessary for the Agent or any Bank, in order to enforce such payment by the Guarantor, first to institute suit or exhaust its remedies against the Parent or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by the Guarantor, then the Guarantor shall be subrogated to the rights then held by the Agent and the Banks with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by the Guarantor and, in addition, upon payment by the Guarantor of any sums to the Agent hereunder, all rights of the Guarantor against the Parent, any other guarantor of the Guaranteed Indebtedness, or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness and no such right or remedy of subrogation, reimbursement or otherwise shall be exercised or otherwise entered (except that proofs of claim may be filed in a bankruptcy or insolvency proceeding) unless and until the Guaranteed Indebtedness has been indefeasibly paid in full.

        6. If acceleration of the time for payment of any amount payable by the Parent under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Parent, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent or any Bank.

        7. The Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following occurrences or events, whether or not with notice to or the consent of the Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of the Guarantor hereunder, or the full or partial release of any other guarantor of the Guaranteed Indebtedness from liability for any or all of the Guaranteed Indebtedness; (c) any disability of the Parent, or the dissolution, insolvency, or bankruptcy of the Parent, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent or any Bank to the Parent, the Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Parent or any other party to the Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any Lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of the Parent; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Parent, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness other than payment of the Guaranteed Indebtedness.

        8. The Guarantor represents and warrants as follows:

                (a) All of the representations and warranties in the Reimbursement Agreement relating to the Guarantor are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to the Transaction Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date or to the extent that a fact, event, or circumstance has occurred that makes such representation or warranty untrue but which is not prohibited to occur or exist (or which does not cause a Default or an Event of Default) under the Transaction Documents.

                (b) The value of the consideration received and to be received by the Guarantor as a result of the Parent, the Agent, and the Banks entering into the Reimbursement Agreement and the Guarantor's executing and delivering this Guaranty and the other Transaction Documents to which it is a party is reasonably worth at least as much as the liability and obligation of the Guarantor hereunder and thereunder, and the Reimbursement Agreement and the extension of credit to the Parent thereunder have benefitted and may reasonably be expected to benefit the Guarantor directly or indirectly. Execution and delivery of this Guaranty and the other Transaction Documents to which the Guarantor is a party is necessary or convenient to the conduct, promotion, and attainment of the business of the Guarantor.

                (c) The Guarantor has, independently and without reliance upon the Agent or any Bank and based upon such documents and information as the Guarantor has deemed appropriate, made its own analysis and decision to enter into the Transaction Documents to which it is a party.

                (d) The Guarantor has adequate means to obtain from the Parent on a continuing basis information concerning the financial condition and assets of the Parent, and the Guarantor is not relying upon the Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to the Guarantor either now or in the future.

        9. The Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Reimbursement Agreement, the Guarantor will comply with all covenants set forth in the Reimbursement Agreement specifically applicable to the Guarantor, the terms of which are incorporated herein by reference.

        10. During the existence of an Event of Default, the Agent and the Banks shall have the right to set-off and apply against this Guaranty or the Guaranteed Indebtedness or both, at any time and without notice to the Guarantor, any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by the Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from the Agent and the Banks to the Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent or any Bank shall have made any demand under this Guaranty. Each Bank agrees promptly to notify the Parent (with a copy to the Agent) after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of the Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or any Bank may have.

                11. (a) The Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior indefeasible payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest, or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness or any part thereof shall be made or given, directly or indirectly by or on behalf of any Debtor (as defined below) or received, accepted, retained, or applied by the Guarantor unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash; except that prior to occurrence of an Event of Default, the Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business unless, and except to the extent that, the payment or receipt of such payments is prohibited or otherwise restricted by the Reimbursement Agreement or another Transaction Document other than this Guaranty. During the existence of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained, or applied by the Guarantor, except for payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash. If any sums shall be paid to the Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Guarantor for the benefit of the Agent (for the benefit of the Agent and the Banks) and shall forthwith be paid to the Agent without affecting the liability of the Guarantor under this Guaranty and may be applied by the Agent against the Guaranteed Indebtedness in accordance with the terms of the Reimbursement. Upon the request of the Agent, the Guarantor shall execute, deliver, and endorse to the Agent such documentation as the Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of the Parent or any other party obligated at any time to pay any of the Guaranteed Indebtedness other than the Guarantor (the Parent and such other obligated parties (including, without limitation, any Contributing Guarantors) are referred to herein as the "Debtors") to the Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor.

                (b) The Guarantor agrees that any and all Liens (including, without limitation, any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens, if any, upon any Debtor's assets securing payment of the Guaranteed Indebtedness, or any part thereof, regardless of whether such Liens in favor of the Guarantor, the Agent, or any Bank presently exist or are hereafter created or attached. Without the prior written consent of the Agent, until final repayment in full of all Guaranteed Indebtedness, the Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor (provided that the Guarantor may file proofs of claim against the Parent or any other Debtor in any bankruptcy or insolvency proceeding), or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any obligations of any Debtor to the Guarantor or any Liens held by the Guarantor on assets of any Debtor.

                (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, the Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee, or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness, except payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, until the Guaranteed Indebtedness has been indefeasibly paid in full in cash. The Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the terms of the Reimbursement Agreement.

                (d) The Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

        12. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks except as otherwise provided in the Reimbursement Agreement. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Parent or others (including, without limitation, any guarantor of the Guaranteed Indebtedness), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of the Guarantor against the Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

        14. This Guaranty is for the benefit of the Agent (for the benefit of the Agent and the Banks) and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

        15. The Guarantor recognizes that the Agent and the Banks are relying upon this Guaranty and the undertakings of the Guarantor hereunder and under the other Transaction Documents to which the Guarantor is a party in making extensions of credit to the Parent under the Reimbursement Agreement and further recognizes that the execution and delivery of this Guaranty and the other Transaction Documents to which the Guarantor is a party is a material inducement to the Agent and the Banks in entering into the Reimbursement Agreement and continuing to extend credit thereunder. The Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty or any other Transaction Document to which it is a party.

        16. Any notice or demand to the Guarantor under or in connection with this Guaranty or any other Transaction Document to which it is a party shall be deemed effective if given to the Guarantor, at the address of the Parent in accordance with the notice provisions in the Reimbursement Agreement.

        17. The Guarantor shall pay on demand all Attorney Costs and all other reasonable costs and expenses incurred by the Agent and the Banks in connection with the administration, enforcement, or collection of this Guaranty.

        18. The Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by the Parent of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty.

        19. The Reimbursement Agreement, and all of the terms thereof, are incorporated herein by reference the same as if stated verbatim herein, and the Guarantor agrees that the Agent and the Banks may exercise any and all rights granted to any of them under the Reimbursement Agreement and the other Transaction Documents without affecting the validity or enforceability of this Guaranty.

        20. Notwithstanding any provision of this Guaranty to the contrary:

                (a) The Guarantor understands and acknowledges that if the Agent or any Bank forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Parent or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guaranty. The Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this Guaranty based on
        Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, the Guarantor freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that the Guarantor will be fully liable under this Guaranty even though the Agent or any Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Indebtedness,

        (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Agent or any Bank may commence to enforce this Guaranty, (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor in this Guaranty include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Code, and (iv) acknowledges and agrees that the Agent or any Bank is relying on this waiver in creating the Guaranteed Indebtedness, and that this waiver is a material part of the consideration which the Agent or any Bank is receiving for creating the Guaranteed Indebtedness.

                (c) The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

                (d) The Guarantor waives all rights and defenses that the Guarantor may have because any of the indebtedness is secured by real property. This means, among other things: (i) the Agent or any Bank may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Parent; and (ii) if the Agent or any Bank forecloses on any real property collateral pledged by the Parent (1) the amount of the indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Agent or any Bank may collect from the Guarantor even if the Agent or any Bank, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Parent. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any of the indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

        21. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR WITH RESPECT TO THE GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING AMONG THE GUARANTOR, THE AGENT, AND THE BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT, OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS AMONG THE GUARANTOR, THE AGENT, AND THE BANKS.

        22. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND THE APPLICABLE LAWS OF THE U.S.

        EXECUTED as of the 11th day of July, 2001.

                                       THE GUARANTOR:

                                       WILLIAMS-SONOMA STORES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       WILLIAMS-SONOMA DIRECT, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       WILLIAMS-SONOMA RETAIL SERVICES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       POTTERY BARN, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       POTTERY BARN KIDS, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       CHAMBERS CATALOG COMPANY, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       HOLD EVERYTHING, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       WILLIAMS-SONOMA STORES, LLC

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       WILLIAMS-SONOMA PUBLISHING, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------

                                       ELM STREET CATALOG COMPANY, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                             -----------------------------------